                                             Filed pursuant to Rule 424(b)(5)
                                             Registration Nos. 333-17831 and
                                                               333-30175

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 17, 1997)

                                  $500,000,000
                           SMITH BARNEY HOLDINGS INC.

                        MEDIUM-TERM NOTES, THIRD SERIES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                               ------------------
     Smith Barney Holdings Inc. (the "Company") may offer from time to time its Medium-Term Notes, Third Series (the "Notes"), in an aggregate principal face amount of up to $500,000,000 (or (i) the equivalent thereof in other currencies or currency units or (ii) such greater amount if Notes are issued at an original issue discount, as shall result in aggregate proceeds of $500,000,000), subject to reduction under certain circumstances as a result of the sale of other Securities (as defined in the accompanying Prospectus). The Notes will be offered at varying maturities of nine months or more from the date of issue as selected by the purchaser and agreed to by the Company, and may be subject to redemption at the option of the Company or repayment at the option of the holder thereof prior to the Stated Maturity thereof (as defined below). The Notes offered by this Prospectus Supplement will constitute unsecured unsubordinated indebtedness of the Company and will rank pari passu with all other unsecured indebtedness of the Company. Each Note will be denominated in U.S. dollars or in other currencies or currency units (the "Specified Currency"), including European Currency Units ("ECU"), as set forth in a pricing supplement (the "Pricing Supplement") to this Prospectus Supplement. See "Important Currency Exchange Information" and "Foreign Currency Risks."
                                                   (Continued on following page)
                               ------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT HERETO OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=========================================================================================================
                                         PRICE TO       AGENT'S COMMISSION           PROCEEDS TO
                                       PUBLIC(1)(2)      OR DISCOUNT(2)(3)          COMPANY(1)(4)
---------------------------------------------------------------------------------------------------------
Per Note............................        100%           .125% - .750%          99.875% - 99.250%
---------------------------------------------------------------------------------------------------------
Total...............................    $500,000,000   $625,000 - $3,750,000 $499,375,000 - $496,250,000
=========================================================================================================

(1) Unless otherwise specified in the applicable Pricing Supplement, Notes will be issued at 100% of the principal amount thereof.

(2) Or the equivalent thereof in the Specified Currency.

(3) The Company will pay a commission to Smith Barney Inc. (the "Agent"), in the form of a discount, ranging from 0.125% to 0.750% of the principal amount of a Note, depending on its Stated Maturity, sold through the Agent. The Company may also sell Notes to the Agent for resale to investors or other purchasers at varying prices related to prevailing market prices at the time of resale to be determined by the Agent or, if so agreed, at a fixed public offering price. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to the Agent as principal will be purchased by the Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity, and may be resold by the Agent. The Company may also sell Notes directly to investors on its own behalf, in which case no commission will be payable. The Company has agreed to indemnify the Agent against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

(4) Before deducting expenses payable by the Company estimated at $175,000, including fees and disbursements of counsel for the Agent.

                               ------------------

                               SMITH BARNEY INC.

            The date of this Prospectus Supplement is July 24, 1997.

(Continued from previous page)

     Each Note will bear interest (i) at a fixed rate (a "Fixed Rate Note"), which may be zero in the case of certain Notes issued at a price representing a substantial discount from the principal amount payable at Stated Maturity, (ii) at a floating rate (a "Floating Rate Note") or (iii) at a combination of fixed and floating rates. A Fixed Rate Note may pay both interest and principal amortized over the life of the Note (an "Amortizing Note"). See "Description of Notes -- Fixed Rate Notes," "Description of Notes -- Floating Rate Notes" and "Description of Notes -- Floating/Fixed Rate Notes." The principal amount payable at Maturity (as defined below) and/or the interest (or premium, if any) on each Note may be determined by reference to the relationship between two or more currencies, to the price of one or more specified securities or commodities or to one or more securities or commodities exchange indices or other indices or by other similar methods (an "Indexed Note"), as described in the applicable Pricing Supplement. An Indexed Note whose principal amount payable at Maturity and/or the interest rate of which is determined by reference to the relationship between two currencies, two composite currencies or a currency and a composite currency is referred to herein as a "Currency Indexed Note." See "Description of Notes -- Currency Indexed Notes" and "Description of Notes -- Other Indexed Notes and Certain Terms Applicable to All Indexed Notes."

     Unless otherwise specified in the applicable Pricing Supplement, the dates, if any, on which interest will be payable for each Fixed Rate Note (other than an Amortizing Note) will be February 15 and August 15 of each year and at Maturity. The dates on which interest will be payable for each Floating Rate Note will be established on the date of issue of such Note and will be set forth in the applicable Pricing Supplement. Amortizing Notes will pay principal and interest semi-annually each February 15 and August 15, or quarterly each February 15, May 15, August 15 and November 15, and at Maturity, or otherwise, as specified in the applicable Pricing Supplement. See "Description of Notes -- Payment of Principal and Interest." Interest rates and interest rate formulae are subject to change by the Company, but no change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company.

     Each Note will be issued in fully registered form and will be represented by either a global security (a "Global Security") registered in the name of a nominee of The Depository Trust Company ("DTC") or other depositary (DTC or such other depositary as is specified in the applicable Pricing Supplement is herein referred to as the "Depositary"), or a certificate issued in definitive form, as specified in the applicable Pricing Supplement. An interest in a Global Security will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary or its participants. A beneficial interest in a Global Security will be exchanged for Notes in definitive form only under the limited circumstances described herein. See "Description of Notes -- Book-Entry Notes." Unless otherwise specified in the applicable Pricing Supplement, Notes will be issued only in registered form in minimum denominations of $1,000 and any amount in excess thereof that is an integral multiple of $1,000 or, in the case of Notes denominated in a Specified Currency other than U.S. dollars, the authorized denominations set forth in the applicable Pricing Supplement. See "Description of Notes -- General."

     The Specified Currency, any applicable interest rate or formula, the Issue Price (as defined below), the Stated Maturity, any Interest Payment Dates (as defined below), any principal payment dates, any redemption or repayment provisions, the extent to which such Note is a Fixed Rate Note, a Floating Rate Note, an Amortizing Note or an Indexed Note, whether such Note will be represented by a Global Security and any other terms applicable to each Note and established at the time of offering will be set forth in the applicable Pricing Supplement.

     The Notes are being offered on a continuing basis by the Company through the Agent, which has agreed to use its reasonable best efforts to solicit offers to purchase the Notes. The Company has reserved the right to sell Notes directly on its own behalf or to the Agent acting as principal for resale to investors and other purchasers or through other agents (provided that any other agent will execute an agreement with the Company which contains substantially the same terms and conditions as its agreement with the Agent). Unless otherwise specified in an applicable Pricing Supplement, the Notes will not be listed on any securities exchange, and there can be no assurance that the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or the Agent may reject any offer in whole or in part. See "Plan of Distribution."

     This Prospectus Supplement and the accompanying Prospectus, together with an appropriate Pricing Supplement, may be used by the Agent, a subsidiary of the Company, in connection with offers and sales of the Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. The Agent may act as principal or agent in such transactions.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                           THREE MONTHS               YEAR ENDED DECEMBER 31,
                                          ENDED MARCH 31,     ----------------------------------------
                                               1997           1996     1995     1994     1993     1992
                                          ---------------     ----     ----     ----     ----     ----
Ratio of earnings to fixed charges......        1.87          1.93     1.71     1.81     2.68     2.06

     The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. For purposes of this ratio, fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.

                              DESCRIPTION OF NOTES

     The following description of the terms of the Notes offered hereby (referred to in the accompanying Prospectus as the "Offered Securities") supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of Securities set forth under the heading "Description of Securities" in the accompanying Prospectus, to which description reference is hereby made. The following summary of the Notes is qualified in its entirety by reference thereto and to the Indenture referred to therein. Capitalized terms not otherwise defined in this Prospectus Supplement or the accompanying Prospectus shall have the meanings given to them in the Indenture. The provisions of the Notes summarized herein apply to the Notes unless otherwise specified in the applicable Pricing Supplement and the applicable Note.

GENERAL

     The Notes offered by this Prospectus Supplement are limited to $500,000,000 aggregate principal face amount (or (i) the equivalent thereof in one or more currencies or (ii) such greater amount if Notes are issued at an original issue discount, as shall result in aggregate proceeds of $500,000,000), subject to reduction under certain circumstances as a result of the sale of other Securities covered by the Registration Statement of which the Prospectus accompanying this Prospectus Supplement is a part. The Notes will be issued under an Indenture, dated as of May 15, 1993, between the Company and Citibank, N.A.("Citibank"), as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of September 1, 1993, between the Company and the Trustee and the Second Supplemental Indenture dated as of December 12, 1996, between the Company and the Trustee (the indenture as so supplemented is hereinafter referred to as the "Indenture"). The Indenture is further described under the heading "Description of Securities" in the accompanying Prospectus. The provisions of the Indenture and the designation of the Notes provide the Company with the ability to "reopen" the series that is the Notes and to issue additional securities of that series. The U.S. dollar equivalent of Notes denominated in a currency or currency unit other than U.S. dollars will be determined upon issuance by the Exchange Rate Agent (as defined below), on the basis of the Market Exchange Rate (as defined below) for such other currency on the applicable trade dates. The Notes will be subject to defeasance and covenant defeasance as described in the accompanying Prospectus under the heading "Description of Securities -- Defeasance." The statements herein concerning the Notes and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Indenture, including the definitions therein of certain terms. Whenever particular defined terms not otherwise defined herein are referred to, such defined terms are incorporated herein by reference.

     The Notes constitute one series of Securities (as defined in the Indenture), unlimited as to principal amount, established by the Company pursuant to the Indenture.

     Notes will be offered on a continuing basis and will mature from nine months or more from the date of issue, as selected by the purchaser and agreed to by the Company, and may be subject to redemption at the option of the Company or repayment at the option of the holder prior to Stated Maturity as set forth below under "Redemption and Repayment." Each Note will bear interest from the Issue Date (as defined below) or from such other date as may be specified in the applicable Pricing Supplement at (i) a fixed rate, which may be zero in the case of a Note issued at an Issue Price representing a substantial discount from the principal amount payable at Stated Maturity (a "Zero-Coupon Note"), (ii) a floating rate or rates determined by reference to a Base Rate, which may be adjusted by a Spread and/or a Spread Multiplier (each as defined below), or (iii) a combination of fixed and floating rates.

     Each Note will be issued in fully registered form without coupons and will be represented by either a Global Security registered in the name of a nominee of the Depositary or a certificate issued in definitive form, in each case as specified in the applicable Pricing Supplement. All Notes issued on the same day and having the same terms, including, but not limited to, the same designation, Specified Currency, Interest Payment Dates, rate of interest, Stated Maturity and redemption or repayment provisions may be represented by a single Global Security. An interest in a Global Security will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary or its participants. Payments of principal and interest on Notes represented by a Global Security will be made by the Company or its paying agent to the Depositary or its nominee. See "Description of Notes -- Book-Entry Notes."

     Unless otherwise specified in the applicable Pricing Supplement, the authorized denominations of Notes (other than Global Securities) denominated in U.S. dollars will be $1,000 and any amount in excess thereof that is an integral multiple of $1,000. The authorized denominations of Notes denominated in a Specified Currency other than U.S. dollars will be as set forth in the applicable Pricing Supplement.

     The Notes will constitute unsecured indebtedness of the Company and will rank pari passu with all other unsecured unsubordinated indebtedness of the Company. The Pricing Supplement will indicate whether the Notes will be redeemable at the option of the Company, or repayable at the option of the holder, or both, on or after a specified date prior to their Stated Maturity. Unless otherwise specified in the applicable Pricing Supplement, the Notes, other than Amortizing Notes, will not be subject to any sinking fund. See "Description of Notes -- Redemption and Repayment."

     The amount of any Discount Note (as defined below) payable in the event of redemption by the Company, repayment at the option of the holder or acceleration of its Stated Maturity, in lieu of the stated principal amount due at the Stated Maturity, shall be the Amortized Face Amount (as defined below) of such Discount Note as of the date of such redemption, repayment or acceleration. For the purpose of determining whether holders of the requisite amount of Securities outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount will be deemed to be the Amortized Face Amount. A "Discount Note" means a Note, including any Zero-Coupon Note, issued with more than a de minimis amount of original issue discount (as determined under United States federal income tax rules applicable to original issue discount instruments). The "Amortized Face Amount" of a Discount Note shall be the amount equal to (i) the Issue Price of such Discount Note set forth in the applicable Pricing Supplement plus (ii) the portion of the difference between the Issue Price and the principal amount of such Discount Note that has accrued at the yield to maturity set forth in the Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of such Discount Note exceed its stated principal amount. See "Certain Federal Income Tax Considerations -- U.S. Holders -- Discount Notes."

     The Pricing Supplement relating to each Note will describe the following terms, as applicable: (1) the Specified Currency with respect to such Note (and, if such Specified Currency is other than U.S. dollars, certain other terms relating to such Note); (2) the extent to which such Note is a Fixed Rate Note, an Amortizing Note, a Floating Rate Note, a Discount Note or a Zero-Coupon Note;
(3) whether such Note is a Currency Indexed Note or other Indexed Note, and if so, the specific terms thereof; (4) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price"); (5) the date on which such Note will be issued (the "Issue Date") and the date from which interest shall accrue (if different from the Issue Date); (6) the date on which such Note will mature (the "Stated Maturity") and whether the Stated Maturity may be extended by the Company and if so, the Extension Periods and the Final Maturity Date (each as defined below); (7) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any (the "Interest Rate"), the Interest Payment Date or Dates and, if so specified in the applicable Pricing Supplement, that such rate may be changed by the Company prior to the Stated Maturity and, if so, the basis or formula for such change, if any; (8) if such Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate or formula for determining such, the Interest Reset Period, the Interest Reset Date or Dates, the Interest Payment Date or Dates, the Index Maturity, the Maximum Interest Rate and/or the Minimum Interest Rate, if any, and the Spread and/or Spread Multiplier, if any (all as defined below), and any other terms relating to the particular method of calculating the Interest Rate for such Note and, if so specified in the applicable Pricing Supplement, that any such Spread and/or Spread Multiplier may be changed by the Company prior to the Stated Maturity and, if so, the basis or formula for such change, if any; (9) if such Note is an Amortizing Note, whether payments of principal thereof and interest thereon will be made quarterly or semi-annually, and the repayment information in respect thereof; (10) whether the interest rate on such Note may be reset upon the occurrence of certain events or at the option of the Company; (11) whether such Note may be redeemed at the option of the Company, or repaid at the option of the holder, prior to the Stated Maturity, and if so, the provisions relating to such redemption or repayment; (12) whether such Note will be represented by a Global Security or a certificate issued in definitive form; (13) certain special federal income tax consequences of the purchase, ownership and disposition of certain Notes, if any; (14) whether such Note is a Renewable Note (as defined below), and, if so, the specific terms thereof; (15) the use of proceeds, if such use materially differs from that disclosed in the accompanying Prospectus; and (16) any other terms of such Note not inconsistent with the provisions of the Indenture.

PAYMENT CURRENCY

     Unless otherwise specified in the applicable Pricing Supplement, and except as otherwise described herein with respect to Currency Indexed Notes, principal (and premium, if any) and interest, if any, on each Note will be paid by the Company in U.S. dollars in the manner described in the following paragraphs, even if such Note is denominated in a Specified Currency other than U.S. dollars; provided that, if the applicable Pricing Supplement and the Note so indicate, the holder of a Note denominated in a Specified Currency other than U.S. dollars may elect to receive all such payments in respect of such Note in such Specified Currency, subject to certain conditions described in the following paragraphs, by delivery of a written election to the Company's paying agent (the "Paying Agent") in The City of New York. Except as otherwise provided herein with respect to Global Securities, any such election must be received by the Paying Agent on or prior to the applicable Regular Record Date (as defined below) or at least 15 calendar days prior to Maturity, as the case may be, and no such change of election may be made with respect to payments on any Note with respect to which (i) an Event of Default has occurred, (ii) the Company has exercised any of its defeasance or covenant defeasance options, or (iii) the Company has given notice of redemption. Such election shall remain in effect unless and until changed by written notice to the Paying Agent, received on or prior to the applicable Regular Record Date or at least 15 calendar days prior to Maturity, as the case may be. Until the Notes are paid or payment thereof is provided for, the Company will, at all times, maintain a Paying Agent in The City of New York capable of performing the duties described herein to be performed by the Paying Agent and, to the extent permitted by the Indenture, the Company may be the Paying Agent. The Company has initially appointed Citibank, N.A., New York, New York as Paying Agent under the Indenture. The Company will notify the holders of the Notes in accordance with the Indenture of any change in the Paying Agent or its address. Except as may otherwise be provided in a Pricing Supplement with respect to Currency Indexed Notes, all currency exchange costs related to a Note, if any, will be borne by the holder of such Note by deductions from payments otherwise due such holder.

     Unless otherwise specified in the applicable Pricing Supplement, in the case of a Note denominated in a Specified Currency other than U.S. dollars, the amount of U.S. dollar payments in respect of such Note will be determined by an agent for the Company specified in the applicable Pricing Supplement (the "Exchange Rate Agent"), based on the indicative quotation in The City of New York selected by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date, that yields the largest number of U.S. dollars upon conversion of the Specified Currency. Except with respect to LIBOR Notes and LIBID Notes (each as defined below), "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close and, with respect to Notes denominated in or indexed to a Specified Currency other than U.S. dollars or ECU, each Monday, Tuesday,

Wednesday, Thursday or Friday which is not a day on which banking institutions in the principal financial center of the country issuing the Specified Currency are authorized or required by law or regulation to close and a day on which banking institutions in such principal financial center are carrying out transactions in such Specified Currency and, with respect to Notes denominated in or indexed to ECU, each day which is not a day that banking institutions in Luxembourg are authorized or required by law or regulation to close and which is an ECU clearing day, as determined by the ECU Banking Association in Paris. If the Notes are LIBOR Notes or LIBID Notes, "Business Day" shall mean each day as determined pursuant to the preceding sentence which is also a London business day (as defined below). Unless otherwise specified in the applicable Pricing Supplement, such selection shall be made from among the quotations of at least three banks agreed to by the Company and the Exchange Rate Agent appearing on the bank composite or multi-contributor pages of the Reuters Monitor Foreign Exchange Service, or if not available, the Telerate Monitor Foreign Exchange Service (the "Exchange Rate"). If such quotations are unavailable from either such foreign exchange service, such selection shall be made as specified in the applicable Pricing Supplement. If a payment is to be made in a Specified Currency and such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such Specified Currency or for the settlement of transactions by public institutions of or within the international banking community, the Company will be entitled to make payments in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers in the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the second Business Day prior to such payment date, or on such other basis as shall be specified in the applicable Pricing Supplement. In the event such Market Exchange Rate is not then available, the Company will be entitled to make payments in U.S. dollars (i) if such Specified Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Specified Currency or (ii) if such Specified Currency is a composite currency, including, without limitation, ECU, in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency, or as otherwise specified in the applicable Pricing Supplement). Unless otherwise provided in the applicable Pricing Supplement, Citibank, N.A. will be the Exchange Rate Agent with respect to the Notes.

     Unless otherwise specified in the applicable Pricing Supplement, if a holder of a Note denominated in a Specified Currency other than U.S. dollars or ECU shall have elected to receive payments of principal (and premium, if any) and interest, if any, on such Note in such Specified Currency as described above, or if the Denominated Currency (as defined herein) of a Currency Indexed
Note is a foreign currency (other than ECU), and such Specified Currency or Denominated Currency is unavailable as of the due date for any payment thereon because of the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such Specified Currency or Denominated Currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments due on such due date with respect to such Note shall be made in U.S. dollars. The amount so payable on any date in such Specified Currency or Denominated Currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate, or as otherwise specified in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, if a holder of a Note denominated in ECU shall have elected to receive payments of principal (and premium, if any) and interest, if any, on such Note in ECU as described above, or if the Denominated Currency of a Currency Indexed Note is ECU, and ECU are unavailable as of the due date for any payment thereon because of the imposition of exchange controls or other circumstances beyond the Company's control, or are no longer used in the European Monetary System, all payments due on that due date with respect to such Note shall be made in U.S. dollars. The amount so payable on any date in ECU shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis: The component currencies of ECU for this purpose shall be the currency amounts that were components of the ECU as of the last date on which ECU were used in the European Monetary System. The equivalent of ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of such component currencies. The U.S. dollar equivalent of each of such component currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate, or as otherwise specified in the applicable Pricing Supplement.

     If the official unit of any component currency of a composite currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a component shall be replaced by amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and, in the absence of manifest error, shall be conclusive for all purposes and binding on holders of the Notes, and the Exchange Rate Agent shall have no liability therefor.

     Each Note will provide that, in the event of an official redenomination of the Specified Currency thereof (including, without limitation, an official redenomination of any such Specified Currency that is a composite currency), the obligations of the Company with respect to payments on Notes denominated in such Specified Currency shall, in all cases, be deemed immediately following such redenomination to provide for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. Except to the extent Currency Indexed Notes provide for the adjustment of the principal amount payable at Maturity thereof pursuant to application of the formulae described under "Description of Notes -- Currency Indexed Notes -- Payments of Principal and Interest," or any other formulae provided for in the applicable Pricing Supplement, Notes will not provide for any adjustment to any amount payable under such Notes as a result of (i) any change in the value of the Specified Currency thereof relative to any other currency due solely to fluctuations in exchange rates or (ii) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated).

     Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on Notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States unless otherwise specified in the applicable Pricing Supplement.

PAYMENT OF PRINCIPAL AND INTEREST

     Unless otherwise specified in the applicable Pricing Supplement, interest on certificated Notes, and principal of Amortizing Notes (in each case other than interest or, in the case of Amortizing Notes, principal, payable at Maturity), will be paid by mailing a check (unless otherwise specified in the applicable Pricing Supplement, from an account at a bank located outside the United States if such check is payable in a currency other than U.S. dollars) to the holder at the address of such holder appearing on the security register of the Company on the applicable Regular Record Date (which in the case of a Global Security, will be the Depositary or its nominee); provided that in the case of a
Note issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Issue Date or the date on which such Note otherwise begins to accrue interest (if different from the Issue Date) and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the succeeding Regular Record Date to the registered holder on such succeeding Regular Record Date. Notwithstanding the foregoing, a holder of U.S. $10,000,000 or more in aggregate principal amount of certificated Notes of like tenor and term (or a holder of the equivalent thereof in a Specified Currency other than U.S. dollars) shall be entitled to receive such interest and, in the case of Amortizing Notes, principal payments in immediately available funds, but only if complete and appropriate instructions have been received in writing by the Paying Agent on or prior to the applicable Regular Record Date. Owners of beneficial interests in a Global Security will be paid in accordance with the Depositary's and the participant's procedures in effect from time to time as described under "Description of Notes -- Book-Entry Notes." Simultaneously with the election by any holder of a Note to receive payments in a Specified Currency other than U.S. dollars (as provided above), such holder may, if so entitled as described above, elect to receive such payments in immediately available funds by providing complete and appropriate instructions to the Paying Agent, and all payments in respect of principal or premium, if any, of, or interest, if any, on, such Note will be made in immediately available funds to an account maintained by the payee with a bank located outside the United States or as otherwise provided in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, payments of principal (and premium, if any) and interest at Maturity will be made in immediately available funds (unless otherwise specified in the applicable Pricing Supplement, payable to an account maintained by the payee with a bank located outside the United States if payable in a Specified Currency other than U.S. dollars) upon surrender of the Note at the office of the Paying Agent, provided that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. See "Important Currency Exchange Information." Unless otherwise specified in the applicable Pricing Supplement, principal, premium, if any, and interest, if any, payable at Maturity of a Global Security will be paid by the Paying Agent by wire transfer in immediately available funds to an account specified by the Depositary. Unless otherwise specified in the applicable Pricing Supplement, payments of interest on a Global Security, and principal of Amortizing Notes in global form (in each case, other than at Maturity), will be made in same-day funds in accordance with existing arrangements between the Paying Agent and the Depositary. The Company will pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments, including, without limitation, any withholding tax, will be borne by the holders of the Notes in respect of which such payments are made.

INTEREST AND INTEREST RATES

     Each Note other than a Zero-Coupon Note will bear interest from its Issue Date (or such other date on which such Note otherwise begins to accrue interest if different from the Issue Date) or from the most recent Interest Payment Date to which interest on such Note has been paid or duly provided for at a fixed rate or rates per annum, or at a rate or rates per annum determined pursuant to a Base Rate stated therein and in the applicable Pricing Supplement that may be adjusted by a Spread and/or Spread Multiplier, until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at Maturity. "Maturity" means the date on which the principal of a Note or an installment of principal becomes due and payable in full in accordance with its terms and the terms of the Indenture, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise. Interest will be payable to the holder at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the person to whom principal shall be payable. The first payment of interest on any Note originally issued between a Regular Record Date for such Note and the succeeding Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date for such Note to the Holder on such next Regular Record Date.

     Interest rates and interest rate formulae are subject to change by the Company, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company. The Interest Payment Dates and the Regular Record Dates for each Fixed Rate Note shall be as described below under "Fixed Rate Notes." The Interest Payment Dates for each Floating Rate Note shall be as described below under "Floating Rate Notes" and in the applicable Pricing Supplement, and the Regular Record Dates for a Floating Rate Note will be the fifteenth day (whether or not a Business Day) next preceding each Interest Payment Date.

FIXED RATE NOTES

     Each Fixed Rate Note will bear interest from its Issue Date or such other date on which such Note otherwise begins to accrue interest (if different from the Issue Date) at the rate per annum set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full, except as described below under "Description of Notes -- Subsequent Interest Periods" and "Description of Notes -- Extension of Maturity." Unless otherwise specified in the applicable Pricing Supplement, interest on each Fixed Rate Note (other than a Zero-Coupon Note or an Amortizing
Note) will be payable semi-annually each February 15 and August 15 and the Regular Record Dates will be each January 31 and July 31. Unless otherwise specified in the applicable Pricing Supplement, principal of and interest on each Amortizing Note will be payable either quarterly on each February 15, May 15, August 15 and November 15, or semi-annually on each February 15 and August 15 as set forth in the applicable Pricing Supplement, and at Maturity. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Dates will be each January 31, April 30, July 31 and October 31 for each Amortizing Note that is payable quarterly and each January 31 and July 31 for each Amortizing Note that is payable semi-annually. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable Pricing Supplement and set forth on such Notes. Each payment of interest on a Fixed Rate Note shall include interest accrued through the day before the Interest Payment Date or date of Maturity, as the case may be. Any payment of principal (and premium, if any) or interest required to be made on a Fixed Rate Note on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

FLOATING RATE NOTES

     Except for the period from the Issue Date (or the date on which such Note otherwise begins to accrue interest (if different from the Issue Date)) to the first Interest Reset Date set forth in the applicable Pricing Supplement, each Floating Rate Note will bear interest at a rate determined by reference to an interest rate base (the "Base Rate"), which may be adjusted by a Spread and/or a Spread Multiplier. The applicable Pricing Supplement will designate one or more of the following Base Rates as applicable to a Floating Rate Note: (a) the CD Rate (a "CD Rate Note"), (b) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (c) LIBID (a "LIBID Note"), (d) LIBOR (a "LIBOR Note"), (e) the Treasury Rate (a "Treasury Rate Note"), (f) the Federal Funds Rate (a "Federal Funds Rate Note"), (g) the Prime Rate (a "Prime Rate Note"), (h) the J.J. Kenny Rate (a "J.J. Kenny Rate Note"), (i) the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Note"), (j) the CMT Rate (a "CMT Rate Note") or (k) such other Base Rate or formula as is set forth in such Pricing Supplement and in such Floating Rate Note. The "Index Maturity" for any Floating Rate Note is the period to maturity (as specified in the applicable Pricing Supplement) of the instrument or obligation from which the Base Rate is calculated.

     As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following: (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period ("Maximum Interest Rate"); and/or (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period ("Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate permitted by applicable law (including, without limitation, New York law, which is stated to govern the Notes and the Indenture), as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested, including Notes purchased by the Agent in such aggregate principal amount or more for resale to investors.

     Unless otherwise specified herein or in the applicable Pricing Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded upward, if necessary, to the nearest one hundred-thousandth of a percent (.0000001), with five one-millionths of a percentage point being rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upwards).

     The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (the "Interest Reset Period"), as or unless otherwise specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the date or dates on which interest will be reset (each an "Interest Reset Date") will be, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, the Tuesday of each week (except as provided below); in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month (with the exception of monthly reset Eleventh District Cost of Funds Rate Notes, which reset on the first calendar day of each month); in the case of Floating Rate Notes that reset quarterly, the third Wednesday of each March, June, September and December; in the case of Floating Rate Notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes that reset annually, the third Wednesday of the month of each year specified in the applicable Pricing Supplement; provided that (i) the interest rate in effect from the Issue Date (or the date on which such Notes otherwise begin to accrue interest (if different from the Issue Date)) to the first Interest Reset Date will be the Initial Interest Rate (as defined below) and (ii) the interest rate in effect for the 10 days immediately prior to Maturity will be that in effect on the tenth day preceding such Maturity. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be the succeeding Business Day, except that, in the case of a LIBID Note or a LIBOR Note, if such Business Day is in the succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day. If an auction of direct obligations of the United States Treasury Bills ("Treasury bills") falls on a day that is an Interest Reset Date for Treasury Rate Notes, the Interest Reset Date shall be the succeeding Business Day. The interest rate or the formula for establishing the interest rate in effect with respect to a Floating Rate Note from the Issue Date (or the date on which such Note otherwise begins to accrue interest (if different from the Issue Date)) to the first Interest Reset Date (the "Initial Interest Rate") will be specified in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the interest rate on each Floating Rate Note will be calculated by reference to the specified Base Rate (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) to be added to or subtracted from the related Base Rate applicable to such Floating Rate Note, and the "Spread Multiplier" is the percentage of the related Base Rate applicable to such Floating Rate Note by which said Base Rate is to be multiplied to determine the applicable interest rate on such Floating Rate Note. Each Floating Rate Note and the applicable Pricing Supplement will specify the Spread and/or Spread Multiplier, if any, applicable to each such Floating Rate Note.

     Unless otherwise specified in the applicable Pricing Supplement, the interest payable on each Interest Payment Date or at Maturity for Floating Rate Notes will be the amount of interest accrued from and including the Issue Date (or the date on which such Notes otherwise begin to accrue interest (if different from the Issue Date)) or from and including the last Interest Payment Date to which interest has been paid to, but excluding, such Interest Payment Date or date of Maturity, as the case may be (an "Interest Period"); provided that in the case of a Floating Rate Note on which interest is reset daily or weekly, interest payable on each Interest Payment Date will be the amount of interest accrued from and including the Issue Date (or the date on which such Notes otherwise begin to accrue interest (if different from the Issue Date)) or from and excluding the last date to which interest has been paid, as the case may be, to, and including, the Regular Record Date immediately preceding such Interest Payment Date, except that at Maturity the interest payable will include interest accrued to, but excluding, the date of Maturity.

     With respect to a Floating Rate Note, unless otherwise specified in the applicable Pricing Supplement, accrued interest will be calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Unless otherwise specified in the applicable Pricing Supplement, such accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period for which accrued interest is being calculated. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable on such day by 360, in the cases of CD Rate Notes, Commercial Paper Rate Notes, LIBID Notes, LIBOR Notes, Federal Funds Rate Notes, Prime Rate Notes, J.J. Kenny Rate Notes or Eleventh District Cost of Funds Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes and CMT Rate Notes. The interest rate applicable to any day that is an Interest Reset Date is the interest rate as determined, in accordance with the procedures hereinafter set forth, with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date. The interest rate applicable to any other day is the interest rate for the immediately preceding Interest Reset Date (or, if none, the Initial Interest
Rate).

     Unless otherwise specified in the applicable Pricing Supplement, interest will be payable, in the case of Floating Rate Notes that reset daily or weekly or monthly (other than Eleventh District Cost of Funds Rate Notes), on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement, or, in the case of Eleventh District Cost of Funds Rate Notes, on the first calendar day of each month or the first calendar day of each March, June, September and December, as specified in the applicable Pricing Supplement; in the case of Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes that reset annually, on the third Wednesday of the month of each year specified in the applicable Pricing Supplement, and in each case at Maturity (each such day being an "Interest Payment Date"). Unless otherwise specified in the applicable Pricing Supplement, if an Interest Payment Date (other than at Maturity) with respect to any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be the succeeding Business Day, except, in the case of a LIBID Note or a LIBOR Note, if such day would fall in the succeeding calendar month, such Interest Payment Date will be the preceding Business Day. Any payment of principal (and premium, if any) and interest required to be made on a Floating Rate Note on a date of Maturity that is not a Business Day will be made on the succeeding Business Day, except, in the case of a LIBID Note or a LIBOR Note, if such Business Day would fall in the succeeding calendar month, such payment will be made on the preceding Business Day (in each case with the same force and effect as if made on such date of Maturity and no additional interest shall accrue as a result of any such delayed payment).

     Unless otherwise specified in the applicable Pricing Supplement, the "Interest Determination Date" pertaining to an Interest Reset Date for CD Rate Notes (the "CD Interest Determination Date"), Commercial Paper Rate Notes (the "Commercial Paper Interest Determination Date"), Federal Funds Rate Notes (the "Federal Funds Interest Determination Date"), Prime Rate Notes (the "Prime Rate Interest Determination Date"), J.J. Kenny Rate Notes (the "J.J. Kenny Interest Determination Date") and CMT Rate Notes (the "CMT Interest Determination Date") will be the second Business Day preceding such Interest Reset Date. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for LIBID Notes (the "LIBID Interest Determination Date") and LIBOR Notes (the "LIBOR Interest Determination Date") will be the second London Business Day (as defined below) preceding such Interest Reset Date. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills of the applicable Index Maturity are auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the succeeding week. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for an Eleventh District Cost of Funds Rate Note (the "Eleventh District Cost of Funds Interest

Determination Date") will be the last working day of the month immediately preceding such Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the monthly Eleventh District Cost of Funds Index (as defined below).

     Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or date of Maturity, as the case may be.

     The Company will appoint, and enter into an agreement with, an agent (the "Calculation Agent") to calculate interest on the Floating Rate Notes. Unless otherwise specified in the applicable Pricing Supplement, Citibank will be the calculation agent with respect to Floating Rate Notes. Upon the request of the holder of any Floating Rate Note, the Calculation Agent will advise such holder of the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note. All determinations to be made by the Calculation Agent shall be at its sole discretion and, in the absence of manifest error, shall be conclusive for all purposes and binding on holders of the Notes, and the Calculation Agent shall have no liability therefor.

  CD RATE NOTES

     CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) specified in the CD Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "CD Rate" means, with respect to any CD Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as made available and subsequently published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)." In the event that such rate is not made available prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, then the CD Rate will be the rate on such CD Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as made available and subsequently published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date the rate for such CD Interest Determination Date has not yet been made available in either H.15(519) or Composite Quotations, then the CD Rate for such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) having a remaining maturity closest to the specified Index Maturity in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate with respect to such CD Interest Determination Date will be the CD Rate in effect on such CD Interest Determination Date.

     CD Rate Notes, like other Notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

  COMMERCIAL PAPER RATE NOTES

     Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in the Commercial Paper Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) on such date of the rate for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as made available and subsequently published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not made available by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Commercial Paper Interest Determination Date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as made available and subsequently published in Composite Quotations under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate has not yet been made available in either H.15(519) or Composite Quotations, the Commercial Paper Rate for such Commercial Paper Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity designated in the applicable Pricing Supplement placed for an industrial issuer whose senior unsecured bond rating is "AA," or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

     "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                         D X 360
Money Market Yield =  --------------   X 100
                      360 - (D X M)

where "D" refers to the per annum rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

  LIBID NOTES

     LIBID Notes will bear interest at the interest rates (calculated by reference to LIBID and the Spread and/or Spread Multiplier, if any) specified in the LIBID Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, LIBID will be determined by the Calculation Agent in accordance with the following provisions:

          (i) With respect to a LIBID Interest Determination Date, LIBID will be as specified in the applicable Pricing Supplement, either LIBID Reuters (as defined below) or LIBID Telerate (as defined below), subject to the last sentence of this paragraph. "LIBID Reuters" means the arithmetic mean of the bid rates for deposits in the Designated Deposit Currency (as defined below) having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second day on which dealings in deposits in the Designated Deposit Currency are transacted in the London interbank market ("London Business Day") immediately following such LIBID Interest Determination Date, that appear on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank bid and offered rates of major banks) (the "Reuters Screen LIBO Page") as of 11:00 A.M., London time, on such LIBID Interest Determination Date, if at least two such bid rates appear on the Reuters Screen LIBO Page. "LIBID Telerate" means the rate for deposits in the Designated Deposit Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following that LIBID Interest Determination Date, that appears on the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank bid and offered rates for deposits in the Designated Deposit Currency) (the "Telerate Page 3750") as of 11:00 A.M., London time, on such LIBID Interest Determination Date. If neither LIBID Reuters nor LIBID Telerate is specified in the applicable Pricing Supplement, LIBID will be determined as if LIBID Telerate had been specified. If fewer than two bid rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBID in respect of such LIBID Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

          (ii) With respect to a LIBID Interest Determination Date on which fewer than two bid rates appear on the Reuters Screen LIBO Page, or on which no rate appears on Telerate Page 3750, as applicable, LIBID will be determined on the basis of the bid rates at which deposits in the Designated Deposit Currency, having the Index Maturity designated in the applicable Pricing Supplement, are quoted at approximately 11:00 A.M., London time, on such LIBID Interest Determination Date to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (the "LIBID Reference Banks") commencing on the second London Business Day immediately following such LIBID Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 (or the equivalent in the Designated Deposit Currency) that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such LIBID Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBID in respect of such LIBID Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBID in respect of such LIBID Interest Determination Date will be the arithmetic mean of the rates quoted in the applicable Principal Financial Center (as defined below), on such LIBID Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Designated Deposit Currency to leading banks, having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following the LIBID Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 (or the equivalent in the Designated Deposit Currency) that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBID with respect to such LIBID Interest Determination Date will be LIBID in effect on such LIBID Interest Determination Date.

  LIBOR NOTES

     LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in the LIBOR Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

          (i) With respect to a LIBOR Interest Determination Date, LIBOR will be as specified in the applicable Pricing Supplement, either LIBOR Reuters (as defined below) or LIBOR Telerate (as defined below), subject to the last sentence of this paragraph. "LIBOR Reuters" means the arithmetic mean of the offered rates for deposits in the Designated Deposit Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page. "LIBOR Telerate" means the rate for deposits in the Designated Deposit Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date, that appears on Telerate Page 3750 as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of such LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

          (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page, or on which no rate appears on Telerate Page 3750, as applicable, LIBOR will be determined on the basis of the rates at which deposits in the Designated Deposit Currency, having the Index Maturity designated in the applicable Pricing Supplement, are offered at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date by four major banks in the London interbank market selected by the Calculation Agent (the "LIBOR Reference Banks") to prime banks in the London interbank market commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 (or the equivalent in the Designated Deposit Currency) that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such LIBOR Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Designated Deposit Currency to leading banks, having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following the LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 (or the equivalent in the Designated Deposit Currency) that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

     "Designated Deposit Currency" means, with respect to any LIBID Note or LIBOR Note, the currency (including a composite currency), if any, designated in the applicable LIBID Note or LIBOR Note as the Designated Deposit Currency. If no such currency is designated in the applicable LIBID Note or LIBOR Note, the Designated Deposit Currency shall be U.S. dollars. "Principal Financial Center" means, with respect to any LIBID Note or LIBOR Note, unless otherwise specified in the applicable Pricing Supplement, the capital city of the country that issues as its legal tender the Designated Deposit Currency of such LIBID Note or LIBOR Note, except that with respect to U.S. dollars, Deutsche marks and ECUs, the Principal Financial Center shall be the City of New York, Frankfurt and Luxembourg, respectively.

  TREASURY RATE NOTES

     Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if
any) specified in the Treasury Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate for the most recent auction of Treasury bills having the Index Maturity designated in the applicable Pricing Supplement as made available and subsequently published in H.15(519) under the heading "U.S. Government Securities -- Treasury bills-auction average (investment)" or, if not so made available by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as a bond equivalent, rounded to the nearest one hundredth of a percent, with five one thousandths of a percent rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction or as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity designated in the applicable Pricing Supplement are not otherwise made available or published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the Treasury Rate with respect to such Treasury Interest Determination Date will be the Treasury Rate in effect on such Treasury Interest Determination Date.

  FEDERAL FUNDS RATE NOTES

     Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Federal Funds Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on such date for Federal Funds as made available and subsequently published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate has not been made available by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date as made available and subsequently published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not made available in H.15(519) or in Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the Federal Funds Rate for such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

  PRIME RATE NOTES

     Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Prime Interest Determination Date, the rate made available and subsequently published on such date in H.15(519) under the heading "Bank Prime Loan." In the event that such rate has not been made available prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for the Prime Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates quoted in The City of New York on such Prime Interest Determination Date by at least three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Interest Determination Date will be the Prime Rate in effect on such Prime Interest Determination Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

  J.J. KENNY RATE NOTES

     J.J. Kenny Rate Notes will bear interest at the interest rates (calculated by reference to the J.J. Kenny Rate and the Spread and/or Spread Multiplier, if
any) specified in the J.J. Kenny Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in an applicable Pricing Supplement, "J.J. Kenny Rate" means, with respect to any J.J. Kenny Interest Determination Date, the per annum rate on such date equal to the index made available and subsequently published by Kenny Information Systems or its successor, based upon 30-day yield evaluations at par of bonds, the interest on which is excludable from gross income for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five "high grade" component issuers selected from time to time by Kenny Information Systems, including without limitation, issuers of general obligation bonds; provided, however, that the bonds on which the index is based shall not include any bonds the interest on which is subject to an "alternate minimum tax" or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If such rate is not made available by 3:00 P.M., New York City time, on the Calculation Date pertaining to such J.J. Kenny Interest Determination Date, the J.J. Kenny Rate shall be the rate quoted by a successor indexing agent selected by the Company equalling the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Corporation in respect of issuers selected by such successor indexing agent most closely resembling the "high grade" component issuers selected by Kenny Information Systems that are subject to tender by the holders thereof for purchase on not more than seven days notice and the interest on which is (A) variable on a weekly basis, (B) excludable from gross income for federal income tax purposes under the Code, and
(C) not subject to an "alternate minimum tax" or similar tax under the Code, unless all tax-exempt bonds are subject to such tax; provided, however, that if a successor indexing agent is not available, the J.J. Kenny Rate with respect to such J.J. Kenny Interest Determination Date will be the J.J. Kenny Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

  ELEVENTH DISTRICT COST OF FUNDS RATE NOTES

     Eleventh District Cost of Funds Rate Notes will bear interest at the interest rates (calculated by reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Eleventh District Cost of Funds Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in an applicable Pricing Supplement, "Eleventh District Cost of Funds Rate" means, with respect to any Eleventh District Cost of Funds Interest Determination Date, the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Eleventh District Cost of Funds Interest Determination Date as set forth under the caption "Eleventh District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related Eleventh District Cost of Funds Interest Determination Date, the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Eleventh District Cost of Funds Rate Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such Eleventh District Cost of Funds Interest Determination Date, then the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Interest Determination Date.

  CMT RATE NOTES

     CMT Rate Notes will bear interest at the interest rates (calculated by reference to the CMT Rate and the Spread and/or Spread Multiplier, if any) specified in the CMT Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in an applicable Pricing Supplement, "CMT Rate" means, with respect to any CMT Interest Determination Date, the CMT Rate for Treasury bills on such date having the Index Maturity designated in the applicable Pricing Supplement as made available and subsequently published in H.15(519) under the heading "Treasury constant maturities" or, if not so made available by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, as displayed on Telerate Screen Page 7052 under the heading "Treasury Constant Maturities." If by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date the rate has not yet been made available in H.15(519) or displayed on Telerate Screen Page 7052, then the CMT Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, rounded to the nearest one-hundredth of a percent, with five one thousandths of a percent rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the CMT Rate with respect to such CMT Interest Determination Date will be the CMT Rate in effect immediately prior to such CMT Interest Determination Date.

  INVERSE FLOATING RATE NOTES

     Any Floating Rate Note may be designated in the applicable Pricing Supplement as an "Inverse Floating Rate Note," in which event, unless otherwise specified in the applicable Pricing Supplement, the interest rate on such Floating Rate Note will be equal to (i) in the case of the period, if any, commencing on the Issue Date (or the date on which such Note otherwise begins to accrue interest (if different from the Issue Date)) up to the first Interest Reset Date, a fixed rate of interest established by the Company as described in the applicable Pricing Supplement and (ii) in the case of each period commencing on an Interest Reset Date, a fixed rate of interest specified in the Pricing Supplement minus the interest rate determined by reference to the Base Rate as adjusted by the Spread and/or Spread Multiplier, if any; provided, however, that
(x) the interest rate thereon will not be less than zero and (y) the interest rate in effect for the ten days immediately prior to the date of Maturity of such Inverse Floating Rate Note will be that in effect on the tenth day preceding such date.

  FLOATING RATE/FIXED RATE NOTES

     The applicable Pricing Supplement may provide that a Note will be a Floating Rate Note for a specified portion of its term and a Fixed Rate Note for the remainder of its term, in which event the interest rate on such Note will be determined as herein provided as if it were a Floating Rate Note and a Fixed Rate Note hereunder for each such respective period, all as specified in such applicable Pricing Supplement.

CURRENCY INDEXED NOTES

  General

     The Company may from time to time offer Notes, the principal amount payable at Maturity and/or the interest rate of which is determined by reference to the rate of exchange between the currency or composite currency in which such Notes are denominated (the "Denominated Currency") and the other currency or composite currency specified as the Indexed Currency (the "Indexed Currency") in the applicable Pricing Supplement, or as determined in such other manner as may be specified in the applicable Pricing Supplement ("Currency Indexed Notes"). Unless otherwise specified in the applicable Pricing Supplement, holders of Currency Indexed Notes will be entitled to receive (i) an amount in respect of such Currency Indexed Notes exceeding the amount designated as the face amount of the principal (the "Face Amount") of, and/or interest calculated at the designated rate of interest on, such Currency Indexed Notes in the applicable Pricing Supplement if, on the date of Maturity or upon the relevant Interest Payment Date, as the case may be, the rate at which the Denominated Currency can be exchanged for the Indexed Currency is greater than the rate of such exchange designated as the Base Exchange Rate, expressed in units of the Indexed Currency per one unit of the Denominated Currency, in the applicable Pricing Supplement (the "Base Exchange Rate"), or (ii) an amount in respect of such Currency Indexed Notes less than the Face Amount and/or interest calculated at such designated interest rate of such Currency Indexed Notes if, at Maturity or upon the relevant Interest Payment Date, as the case may be, the rate at which the Denominated Currency can be exchanged for the Indexed Currency is less than such Base Exchange Rate, in each case determined as described below under "Payment of Principal and Interest." Information as to the relative historical value (which information is not necessarily indicative of relative future value) of the applicable Denominated Currency against the applicable Indexed Currency, any exchange controls applicable to such Denominated Currency or Indexed Currency and the U.S. federal income tax consequences of the purchase, ownership and disposition of Currency Indexed Notes will be set forth in the applicable Pricing Supplement. See "Foreign Currency Risks."

     Unless otherwise specified in the applicable Pricing Supplement, the term "Exchange Rate Day" shall mean any day which is a Business Day in The City of New York, and if the Denominated Currency or Indexed Currency is any currency or composite currency other than the U.S. dollar, in the principal financial center of the country of such Denominated Currency or Indexed Currency.

  Payment of Principal and Interest

     Unless otherwise specified in the applicable Pricing Supplement, the payment of principal at Maturity and interest on Currency Indexed Notes on each Interest Payment Date (until principal thereof is paid or made available for payment) will be payable in the Denominated Currency (except in the circumstances of the unavailability of such currency, as otherwise described under "Payment Currency" above) in amounts calculated in the manner described below.

     Unless otherwise specified in the applicable Pricing Supplement, principal at Maturity, if indexed, will be payable in an amount equal to the Face Amount of the Currency Indexed Note, plus or minus an amount of the Denominated Currency determined by the determination agent specified in the applicable Pricing Supplement (the "Determination Agent") by reference to the difference between the Base Exchange Rate and the rate at which the Denominated Currency can be exchanged for the Indexed Currency on the second Exchange Rate Day (the "Determination Date") prior to the date of Maturity of such Currency Indexed Note. Such rate of exchange shall be the highest bid of the open market spot offer quotations for the Indexed Currency (spot bid quotations for the Denominated Currency) obtained by the Determination Agent from the Reference Dealers (as defined below) in The City of New York at 11:00 A.M., New York City time, on the Determination Date, for an amount of Indexed Currency equal to the Face Amount of such Currency Indexed Note multiplied by the Base Exchange Rate, with settlement on the date of Maturity to be in the Denominated Currency (such rate of exchange, as so determined and expressed in units of the Indexed Currency per one unit of the Denominated Currency, is hereafter referred to as the "Spot Rate"). If such quotations from the Reference Dealers are not available on the Determination Date due to circumstances beyond the control of the Company or the Determination Agent, the Spot Rate will be determined on the basis of the most recently available quotations from the Reference Dealers. As used herein, the term "Reference Dealers" shall mean the three banks or firms specified as such in the applicable Pricing Supplement, or if any of them shall be unwilling or unable to provide the requested quotations, such other major money center bank or banks in The City of New York selected by the Determination Agent to act as Reference Dealer or Dealers in replacement therefor. In the absence of manifest error, the determination by the Determination Agent of the Spot Rate and the principal amount of and interest on the Currency Indexed Notes payable at Maturity thereof shall be final and binding on the Company and the holders of such Currency Indexed Notes.

     Unless otherwise specified in the applicable Pricing Supplement, on the basis of the aforesaid determination by the Determination Agent and the formulae and limitations set forth below, (i) if the Base Exchange Rate equals the Spot Rate for any Currency Indexed Note, then the principal amount of such Currency Indexed Note payable at Maturity would be equal to the Face Amount of such Currency Indexed Note; (ii) if the Spot Rate exceeds the Base Exchange Rate (i.e., the Denominated Currency has appreciated against the Indexed Currency during the term of the Currency Indexed Note), then the principal amount so payable would be greater than the Face Amount of such Currency Indexed Note up to an amount equal to twice the Face Amount of such Currency Indexed Note; (iii) if the Spot Rate is less than the Base Exchange Rate (i.e., the Denominated Currency has depreciated against the Indexed Currency during the term of the Currency Indexed Note) but is greater than one-half of the Base Exchange Rate, then the principal amount so payable would be less than the Face Amount of such Currency Indexed Note; and (iv) if the Spot Rate is less than or equal to one-half of the Base Exchange Rate, then the Spot Rate will be deemed to be one-half of the Base Exchange Rate and no principal amount of the Currency Indexed Note would be payable at Maturity.

     With respect to the payment of interest on each Interest Payment Date, if indexed, the amount will be the Face Amount multiplied by the relevant interest rate, indexed as specified in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the formulae to be used by the Determination Agent to determine the principal amount of a Currency Indexed Note payable at Maturity will be as follows:

     As to principal, if the Spot Rate exceeds or equals the Base Exchange Rate, the principal amount of a Currency Indexed Note payable at Maturity shall equal:

          Face Amount + (Face Amount X Spot Rate - Base Exchange Rate)

                                          ----------------------
                                              Spot Rate

and if the Base Exchange Rate exceeds the Spot Rate, the principal amount of a Currency Indexed Note payable at Maturity (which shall, in no event, be less than zero) shall equal:

          Face Amount - (Face Amount X Base Exchange Rate - Spot Rate)

                                          ----------------------
                                                Spot Rate

     Unless otherwise specified in the applicable Pricing Supplement, if the formulae set forth above are applicable to a Currency Indexed Note, the maximum principal amount payable at Maturity in respect of such a Currency Indexed Note would be an amount equal to twice the Face Amount and the minimum principal amount payable would be zero.

OTHER INDEXED NOTES AND CERTAIN TERMS APPLICABLE TO ALL INDEXED NOTES

     The Notes may be issued as Indexed Notes, other than Currency Indexed Notes, the principal amount of which payable at Maturity or the interest (or premium, if any) thereon, or both, may be determined by reference to the relationship between two or more currencies, to the price of one or more specified securities or commodities, to one or more securities or commodities exchange indices or other indices or by other similar methods or formulae. The Pricing Supplement relating to such an Indexed Note will describe, as applicable, the method by which the amount of interest payable on any Interest Payment Date and the amount of principal payable at Maturity in respect of such Indexed Note will be determined, the U.S. federal income tax consequences of the purchase, ownership and disposition of such Notes, certain risks associated with an investment in such Notes and other information relating to such Notes. See "Foreign Currency Risks."

     Unless otherwise specified in the applicable Pricing Supplement, the maximum principal amount payable at Maturity in respect of any Indexed Note will be an amount equal to twice the Face Amount of such Note and the minimum principal amount so payable will be zero.

     Unless otherwise specified in the applicable Pricing Supplement, (i) for the purpose of determining whether holders of the requisite principal amount of Securities outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Indexed Notes will be deemed to be the Face Amount thereof, and (ii) in the event of an acceleration of the Stated Maturity of an Indexed Note, the principal amount payable to the holder of such Note upon acceleration will be the principal amount determined by reference to the formula by which the principal amount of such Note would be determined on the Stated Maturity thereof, as if the date of acceleration were the Stated Maturity.

     An investment in Indexed Notes entails significant risks, including wide fluctuations in market value as well as in the amounts of payments due thereunder, that are not associated with a similar investment in a conventional debt security. Such risks depend on a number of factors including supply and demand for the particular commodity and economic and political events over which the Company has no control. Fluctuations in the price of any particular security or commodity, in the rates of exchange between particular currencies or in particular indices that have occurred in the past are not necessarily indicative, however, of fluctuations in the price or rates of exchange that may occur during the term of any Indexed Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in Indexed Notes. Indexed Notes are not an appropriate investment for investors who are unsophisticated with respect to securities, commodities and/or foreign currency transactions.

DUAL CURRENCY NOTES

     The Company may from time to time offer Notes (the "Dual Currency Notes") as to which the Company has a one time option, exercisable on any one of the dates specified in the applicable Pricing Supplement (each an "Option Election Date") in whole, but not in part, with respect to all Dual Currency Notes issued on the same day and having the same terms (a "Tranche"), of thereafter making all payments of principal, premium, if any, and interest (which payments would otherwise be made in the Specified Currency of such Notes) in the optional currency specified in the applicable Pricing Supplement (the "Optional Payment Currency"). Information as to the relative value of the Specified Currency compared to the Optional Payment Currency will be set forth in the applicable Pricing Supplement.

     The Pricing Supplement for each issuance of Dual Currency Notes will specify, among other things, the
Specified Currency and Optional Payment Currency of such issuance and the Designated Exchange Rate for such issuance, which will be a fixed exchange rate used for converting amounts denominated in the Specified Currency into amounts denominated in the Optional Payment Currency (the "Designated Exchange Rate"). The Pricing Supplement will also specify the Option Election Dates and Interest Payment Dates for the related issuance of Dual Currency Notes. Each Option Election Date will be a certain number of days before an Interest Payment Date or the Maturity Date, as set forth in the applicable Pricing Supplement, and will be the date on which the Company may select whether to make all scheduled payments due thereafter in the Optional Payment Currency rather than in the Specified Currency.

     If the Company makes such an election, the amount payable in the Optional Payment Currency shall be determined using the Designated Exchange Rate specified in the applicable Pricing Supplement. If such election is made, notice of such election shall be mailed in accordance with the terms of the applicable Tranche of Dual Currency Notes within two Business Days of the Option Election Date and shall state (i) the first date, whether an Interest Payment Date and/or the Maturity Date, on which scheduled payments in the Optional Payment Currency will be made and (ii) the Designated Exchange Rate. Any such notice by the Company, once given, may not be withdrawn. The equivalent value in the Specified Currency of payments made after such an election may be less, at the then current exchange rate, than if the Company had made such payment in the Specified Currency.

     For federal income tax purposes, holders of Dual Currency Notes may be subject to rules which differ from the general rules applicable to holders of other types of Notes offered hereby. The U.S. federal income tax consequences of the purchase, ownership and disposition of Dual Currency Notes will be set forth in the applicable Pricing Supplement.

SUBSEQUENT INTEREST PERIODS

     The Pricing Supplement relating to each Note will indicate whether the Company has the option with respect to such Note to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, and, if so, the date or dates on which such interest rate or such Spread and/or Spread Multiplier, as the case may be, may be reset (each an "Optional Reset Date"). If the Company has such option with respect to any Note, the following procedures shall apply, unless modified as set forth in the applicable Pricing Supplement.

     The Company may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date for such Note. Not later than 40 days prior to such Optional Reset Date, the Trustee will mail to the holder of such Note a notice (the "Reset Notice") setting forth (i) the election of the Company to reset the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, (ii) such new interest rate or such new Spread and/or Spread Multiplier, as the case may be, and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of such Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period. Upon the transmittal by the Trustee of a Reset Notice to the holder of a Note, such new interest rate or such new Spread and/or Spread Multiplier, as the case may be, shall take effect automatically, and, except as modified by the Reset Notice and as described in the next paragraph, such Note will have the same terms as prior to the transmittal of such Reset Notice.

     Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Reset Notice and establish an interest rate, in the case of a Fixed Rate Note, or a Spread and/or Spread Multiplier, in the case of a Floating Rate Note, that is higher than the interest rate or Spread and/or Spread Multiplier, as the case may be, provided for in the Reset Notice, for the Subsequent Interest Period commencing on such Optional Reset Date by causing the Trustee to transmit notice of such higher interest rate or higher Spread and/or Spread Multiplier, as the case may be, to the holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the interest rate or Spread and/or Spread Multiplier is reset on an Optional Reset Date and with respect to which the holders of such Notes have not tendered such Notes for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph will bear such higher interest rate, in the case of a Fixed Rate Note, or higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Subsequent Interest Period.

     If the Company elects to reset the interest rate or the Spread and/or Spread Multiplier of a Note as described above, the holder of such Note will have the option to elect repayment of such Note by the Company on any Optional Reset Date at a price equal to the aggregate principal amount thereof outstanding on, plus any interest accrued to, such Optional Reset Date. In order for a Note to be so repaid on an Optional Reset Date, the holder thereof must follow the procedures set forth below under "Redemption and Repayment" for optional repayment, except that the period for delivery of such Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that a holder who has tendered a Note for repayment pursuant to a Reset Notice may, by written notice to the

Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

EXTENSION OF MATURITY

     The Pricing Supplement relating to each Note (other than an Amortizing
Note) will indicate whether the Company has the option to extend the Stated Maturity of such Note for one or more periods (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") set forth in such Pricing Supplement. If the Company has such option with respect to any Note (other than an Amortizing Note), the following procedures shall apply, unless modified as set forth in the applicable Pricing Supplement.

     The Company may exercise such option with respect to a Note (other than an Amortizing Note) by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to the Stated Maturity of such Note in effect prior to the exercise of such option (the "Original Stated Maturity"). No later than 40 days prior to the Original Stated Maturity, the Trustee will mail to the holder of such Note a notice (the "Extension Notice") relating to such Extension Period, setting forth (i) the election of the Company to extend the Original Stated Maturity, (ii) the new Stated Maturity, (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread and/or Spread Multiplier applicable to the Extension Period and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the transmittal by the Trustee of an Extension Notice to the holder of a Note, the Original Stated Maturity shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the transmittal of such Extension Notice.

     Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish an interest rate, in the case of a Fixed Rate Note, or a Spread and/or Spread Multiplier, in the case of a Floating Rate Note, that is higher than the interest rate or Spread and/or Spread Multiplier, as the case may be, provided for in the Extension Notice, for the Extension Period by causing the Trustee to transmit notice of such higher interest rate or higher Spread and/or Spread Multiplier, as the case may be, to the holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the Stated Maturity is extended and with respect to which the holders of such Notes have not tendered such Notes for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph will bear such higher interest rate, in the case of a Fixed Rate Note, or higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period.

     If the Company elects to extend the Stated Maturity of a Note, the holder of such Note will have the option to elect repayment of such Note by the Company on the Original Stated Maturity at a price equal to the aggregate principal amount thereof outstanding plus any accrued interest to such date. In order for a Note to be so repaid on the Original Stated Maturity, the holder thereof must follow the procedures set forth below under "Redemption and Repayment" for optional repayment, except that the period for delivery of such Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that a holder who has tendered a Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity.

RENEWABLE NOTES

     The Company may from time to time offer Notes which will mature on an Interest Payment Date specified in the applicable Pricing Supplement occurring in or prior to the twelfth month following the original Issue Date of such Notes (the "Initial Maturity Date") unless the term of all or any portion of any such Note (a "Renewable Note") is renewed in accordance with the procedures described below.

     On the Interest Payment Date occurring in the sixth month (unless a different interval (the "Special Election Interval") is specified in the applicable Pricing Supplement) prior to the Initial Maturity Date of a Renewable Note (the "Initial Renewal Date") and on the Interest Payment Date occurring in each sixth month (or in the last month of each Special Election Interval) after such Initial Renewal Date (each, together with the Initial Renewal Date, a "Renewal Date"), the term of such Renewable Note may be extended to the Interest Payment Date occurring in the twelfth month (or, if a Special Election Interval is specified in the applicable Pricing Supplement, the last month in a period equal to twice the Special Election Interval) after such Renewal Date, if the holder of such Renewable Note elects to extend the term of such Renewable Note or any portion thereof as described below. If a holder does not elect to extend the term of any portion of the principal amount of a Renewable Note during the specified period prior to any Renewal Date, such portion will become due and payable on the Interest Payment Date occurring in the sixth month (or the last month in the Special Election Interval) after such Renewal Date (the "New Maturity Date").

     A holder of a Renewable Note may elect to renew the term of such Renewable Note, or if so specified in the applicable Pricing Supplement, any portion thereof, by delivering a notice to such effect to the Trustee (or any duly appointed paying agent) at the Corporate Trust Office not less than 15 nor more than 30 days prior to such Renewal Date (unless another period is specified in the applicable Pricing Supplement as the "Special Election Period"). Such election will be irrevocable and will be binding upon each subsequent holder of such Renewable Note. An election to renew the term of a Renewable Note may be exercised with respect to less than the entire principal amount of such Renewable Note only if so specified in the applicable Pricing Supplement and only in such principal amount, or any integral multiple in excess thereof, as is specified in the applicable Pricing Supplement. Notwithstanding the foregoing, the term of the Renewable Notes may not be extended beyond the Stated Maturity specified for such Renewable Notes in the applicable Pricing Supplement.

     If the holder does not elect to renew the term, such Renewable Note must be presented to the Trustee (or any duly appointed paying agent) and, with respect to a Renewable Note that is a certificate issued in definitive form, as soon as practicable following receipt of such Renewable Note the Trustee (or any duly appointed paying agent) shall issue in exchange therefor in the name of such holder (i) a Note, in a principal amount equal to the principal amount of such exchanged Renewable Note for which no election to renew the term thereof was exercised, with terms identical to those specified on such Renewable Note (except that such Note shall have a fixed, nonrenewable Stated Maturity on the New Maturity Date) and (ii) if an election to renew is made with respect to less than the full principal amount of such holder's Renewable Note, a replacement Renewable Note, in a principal amount equal to the principal amount of such exchanged Renewable Note for which the election to renew was made, with terms identical to such exchanged Renewable Notes.

COMBINATION OF PROVISIONS

     If so specified in the applicable Pricing Supplement, any Note may be subject to all of the provisions, or any combination of the provisions, described above under "Subsequent Interest Periods," "Extension of Maturity" and "Renewable Notes."

REDEMPTION AND REPAYMENT

     The Pricing Supplement relating to each Note will indicate either that such Note cannot be redeemed prior to its Stated Maturity or that such Note will be redeemable, in whole or in part, at the option of the Company on a date or dates specified prior to such Stated Maturity at a price or prices, set forth in the applicable Pricing Supplement, together with accrued interest to the date of redemption. Unless otherwise specified in the applicable Pricing Supplement, the Notes, other than Amortizing Notes, will not be subject to any sinking fund. The Company may redeem any of the Notes that are redeemable and remain outstanding, either in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice. Unless otherwise specified in the applicable Pricing Supplement, if less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

     The Pricing Supplement relating to each Note will indicate either that such Note cannot be repaid at the option of the holder prior to its Stated Maturity or that such Note will be repayable at the option of the holder thereof on a date or dates specified prior to its Stated Maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of repayment.

     Unless otherwise specified in the applicable Pricing Supplement, in order for a Note to be repaid at the option of the holder thereof, the Company must receive at least 30 days but not more than 45 days prior to the repayment date the Note with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying the Note duly completed. Exercise of the repayment option by the holder of a Note shall be irrevocable, except as otherwise described above under "Description of Notes -- Subsequent Interest Periods" and "Description of Notes -- Extension of Maturity." The repayment option may be exercised by the holder of a Note for less than the aggregate principal amount of the Note then outstanding provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination.

     With respect to a Global Security, the Depositary's nominee will be the holder of such Global Security and therefore will be the only entity that can exercise a right to repayment. See "Description of Notes -- Book-Entry Notes" below. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular beneficial interest in a Global Security, the beneficial owner of such interest must instruct the broker or other direct or indirect participant through which it holds a beneficial interest in such Global Security to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Global Security in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

     Notwithstanding anything in the Prospectus Supplement to the contrary, unless otherwise specified in the applicable Pricing Supplement, if a Note is a Discount Note, the amount payable on such Note in the event of redemption or repayment prior to its Stated Maturity will be the Amortized Face Amount of such Note, as specified in the applicable Pricing Supplement, as of the date of redemption or repayment, as the case may be.

REPURCHASE

     The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held or resold or may be surrendered to the Trustee for cancellation.

OTHER PROVISIONS

     Any provisions with respect to the determination of an interest rate basis, the specification of an interest rate basis, calculation of the interest rate applicable to, or the principal payable at Maturity on, any Note, its Interest Payment Dates or any other matter relating thereto may be modified by the terms as specified under "Other Provisions" on the face of such Note, or in an addendum relating thereto if so specified on the face thereof, and in the applicable Pricing Supplement.

BOOK-ENTRY NOTES

     Global Securities will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary's nominee. Except as set forth below, a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Unless otherwise specified in the applicable Pricing Supplement, DTC will be the Depositary.

     Principal and interest payments on the Notes represented by one or more Global Securities will be made by the Company to the Depositary or its nominee, as the case may be, as the registered owner of the related Global Security or Securities. The Company expects that the Depositary or its nominee, upon receipt of any payment of principal or interest in respect of Global Securities, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in such Global Securities as shown on the records of the Depositary. Neither the Company nor the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of Global Securities, or for maintaining, supervising or reviewing any records relating to such beneficial interests. The Company also expects that payments by participants to owners of beneficial interests in Global Securities held through such participants will be governed by standing customer instructions and customary practices, as is the case with securities registered in "street name." Such instructions will be the responsibility of such participants.

     If an issue of Notes is denominated in a currency other than the U.S. dollar, the Company will make payments of principal and any interest in the currency in which the Notes are denominated (the "foreign currency") or in U.S. dollars. DTC has elected to have all such payments of principal and interest in U.S. dollars unless notified by any of its participants through which an interest in the Notes is held that it elects, in accordance with and to the extent permitted by the applicable Pricing Supplement and the Note, to receive such payment of principal or interest in the foreign currency. On or prior to the third Business Day after the record date for payment of interest and twelve days prior to the date for payment of principal, such participant shall notify DTC of (i) its election to receive all, or the specified portion, of such payment in the foreign currency and (ii) its instructions for wire transfer of such payment to a foreign currency account.

     DTC will notify the Paying Agent on or prior to the fifth Business Day after the record date for payment of interest and ten days prior to the date for payment of principal of the portion of such payment to be received in the foreign currency and the applicable wire transfer instructions, and the Paying Agent shall use such instructions to pay the participants directly. If DTC does not so notify the Paying Agent, it is understood that only U.S. dollar payments are to be made. The Paying Agent shall notify DTC on or prior to the second Business Day prior to the payment date of the conversion rate to be used and the resulting U.S. dollar amount to be paid per $1,000 face amount. In the event that the Paying Agent's quotation to convert the foreign currency into U.S. dollars is not available, the Paying Agent shall notify DTC's Dividend Department that the entire payment is to be made in the foreign currency. In such event, DTC will ask its participants for payment instructions and forward such instructions to the Paying Agent and the Paying Agent shall use such instructions to pay the participants directly.

     If the Depositary is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Notes in certificated form in exchange for beneficial interests in the Global Securities. In addition, the Company may at any time determine not to have its Notes represented by one or more Global Securities, and, in such event, will issue Notes in certificated form in exchange for beneficial interests in Global Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000 and will be issued in registered form only, without coupons.

     A further description of the Depositary's procedures with respect to Global Securities is set forth in the accompanying Prospectus under "Description of Securities -- Global Securities."

                    IMPORTANT CURRENCY EXCHANGE INFORMATION

     Each purchaser of a Note is required to pay for such Note in the Specified Currency thereof. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not generally offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of Notes denominated in a Specified Currency other than U.S. dollars, the Agent will arrange for the conversion of U.S. dollars into such Specified Currency to enable the purchaser to pay for such Notes. Such request must be made on or before the fifth Business Day preceding the date of delivery of the Notes, or by such other date as is determined by the Agent. Each such conversion will be made by the Agent on such terms and subject to such conditions, limitations and charges as the Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of any such exchange will be borne by the purchasers of the Notes requesting such conversion.

                             FOREIGN CURRENCY RISKS

GOVERNING LAW AND JUDGMENTS

     The Notes will state that they will be governed by and construed in accordance with the laws of the State of New York. Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than the U.S. dollar. The Judiciary Law of the State of New York provides, however, that judgment rendered in an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of the entry of the judgment or decree.

EXCHANGE RATES AND EXCHANGE CONTROLS

     An investment in Notes that are denominated in a Specified Currency other than U.S. dollars ("Foreign Currency Notes") entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in a Currency Indexed Note entails significant risks that are not associated with a similar investment in non-Indexed Notes. Such risks include, without limitation, the possibility of significant market changes in rates of exchange between U.S. dollars and such Specified Currency (or, in the case of each Currency Indexed Note, the rate of exchange between the Denominated Currency and the Indexed Currency for such Currency Indexed Note), the possibility of significant changes in rates of exchange between U.S. dollars and such Specified Currency (or, in the case of each Currency Indexed Note, changes in rates of exchange between the Denominated Currency and the Indexed Currency for such Currency Indexed Note) resulting from official redenomination with respect to such Specified Currency (or, in the case of each Currency Indexed Note, with respect to the Denominated Currency or the Indexed Currency therefor) and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on factors over which the Company has no control, such as economic and political events, and on the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies, and between certain foreign currencies and other foreign currencies, have been volatile, and such volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative, however, of fluctuations that may occur in the rate during the term of any Foreign Currency Note or any Currency Indexed Note. Depreciation of the Specified Currency of a Foreign Currency Note against U.S. dollars would result in a decrease in the effective yield of such Foreign Currency Note below its coupon rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis. Similarly, depreciation of the Denominated Currency with respect to a Currency Indexed Note against the applicable Indexed Currency would result in the principal amount payable with respect to such Currency Indexed Note at the date of Maturity being less than the Face Amount of such Currency Indexed Note which, in turn, would decrease the effective yield of such Currency Indexed Note below its stated interest rate and could also result in a loss to the investor. See "Description of Notes -- Currency Indexed Notes."

     Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency (other than U.S. dollars) at the time of payment of principal of, or premium, if any, or interest on, a Foreign Currency Note. There can be no assurance that exchange controls will not restrict or prohibit payments of principal (and premium, if any) or interest in any such Specified Currency. Even if there are no actual exchange controls, it is possible that such Specified Currency would not be available to the Company when payments on such Note are due because of circumstances beyond the control of the Company. In any such event, the Company will make required payments in U.S. dollars on the basis described herein. See "Description of Notes -- Payment Currency" and "Description of Notes -- Currency Indexed Notes -- Payment of Principal and Interest."

     THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT, AND ANY PRICING SUPPLEMENT WILL NOT, DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN, OR THE PAYMENT OF WHICH IS RELATED TO THE VALUE OF, A CURRENCY OR COMPOSITE CURRENCY OTHER THAN U.S. DOLLARS, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE INVESTORS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN SUCH NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

     Unless otherwise specified in the applicable Pricing Supplement, no Foreign Currency Note will be sold in or to residents of the country issuing the Specified Currency of such Foreign Currency Note. The information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents, and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal (and premium, if any) or interest on such Foreign Currency Notes. Such persons should consult their own counsel with regard to such matters.

     Pricing Supplements relating to Foreign Currency Notes or Currency Indexed Notes will contain information concerning historical exchange rates for the applicable Specified Currency or Denominated Currency against the U.S. dollar or other relevant currency (including, in the case of Currency Indexed Notes, the applicable Indexed Currency), a description of such currency or currencies and any exchange controls affecting such currency or currencies. The information therein concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

                        CERTAIN FEDERAL TAX CONSEQUENCES

     The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the Notes as of the date hereof. It deals only with Notes held as capital assets and does not deal with persons in special tax situations, such as financial institutions, insurance companies, tax-exempt organizations, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the U.S. dollar. It also does not deal with state, local or foreign tax consequences or with holders other than original purchasers. This summary is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, which authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in federal income tax consequences different from those discussed below.

     Persons considering the purchase of the Notes should consult their tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences arising under the laws of any state, local or foreign taxing jurisdiction. The material federal income tax consequences of Indexed Notes, Currency Indexed Notes, Dual Currency Notes, or Notes containing terms that result in consequences other than those described below will be addressed in the applicable pricing supplement.

     As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is included in gross income for U.S. federal income tax purposes regardless of source, or (iv) a trust, if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. fiduciaries have the authority to control all of its substantial decisions. The term "Non-U.S. Holder" means a holder of a Note that is not a U.S. Holder.

U.S. HOLDERS

  PAYMENTS OF INTEREST ON THE NOTES

     Interest paid on a Note (whether in U.S. dollars or in other than U.S. dollars) that is not a Discount Note (as defined below) will generally be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received, in accordance with the U.S. Holder's method of accounting for federal income tax purposes.

  DISCOUNT NOTES

     The following discussion is a summary of the principal United States federal income tax consequences of the ownership and disposition of Discount Notes (as defined below) by U.S. Holders. Additional rules applicable to Discount Notes that are denominated in a Specified Currency (as defined below) other than the U.S. dollar, or have payments of interest or principal determined by reference to the value of one or more currencies or currency units other than the U.S. dollar, are described under "Foreign Currency Notes" below.

     A Note with an "issue price" that is less than its "stated redemption price at maturity" generally will carry original issue discount ("OID") for United States federal income tax purposes (a "Discount Note"), unless such difference is less than a specified de minimis amount. In general, the stated redemption price at maturity of a Discount Note is the total of all payments required to be made under the Discount Note other than "qualified stated interest" payments. "Qualified stated interest" is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate of interest. In addition, qualified stated interest includes stated interest with respect to a variable rate debt instrument that is unconditionally payable at least annually at a single qualified floating rate or a rate that is determined using a single fixed formula based on one or more qualified floating rates, or a single fixed rate and one or more qualified floating rates.

     A U.S. Holder of Discount Notes is required to include qualified stated interest in income at the time it is received or accrued, in accordance with such holder's method of accounting. In addition, U.S. Holders of Discount Notes that mature more than one year from the date of issuance will be required to include OID in income for United States federal income tax purposes as it accrues, in accordance with a constant yield method, before the receipt of cash payments attributable to such income, but such holders will not be required to include separately in income cash payments received on such Notes, even if denominated as interest, to the extent they do not constitute qualified stated interest.

     All stated interest on a Note that matures one year or less from its date of issuance (a "short-term Discount Note") is included in its stated redemption price at maturity. In general, a U.S. Holder who uses the cash method of tax accounting is not required to accrue OID on a short-term Discount Note unless such holder elects to do so. U.S. Holders who report income on the accrual method, cash method U.S. Holders who elect to include OID on short-term Discount Notes in income, and certain other holders, including banks and dealers in securities, are required to include OID (or, alternatively, acquisition discount) on such short-term Discount Notes on a straight-line basis, unless an election is made to accrue the OID according to a constant yield method. In the case of a U.S. Holder who is not required, and does not elect, to include OID in income currently, (i) any gain realized on the sale, exchange or retirement of a short-term Discount Note will be ordinary interest income to the extent of the OID accrued on a straight-line basis (or, alternatively, upon election, under the constant yield method) through the date of sale, exchange or retirement and
(ii) such U.S. Holder will be required to defer the deduction of all or a portion of any interest paid on indebtedness incurred to purchase short-term Discount Notes until a corresponding amount of OID is included in such holder's income.

     U.S. Holders are permitted to elect to include all interest on a Note, including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, under a constant yield method. U.S. Holders considering such an election should consult their tax advisor.

  MARKET DISCOUNT AND ACQUISITION PREMIUM

     A Note (other than a Discount Note) purchased for an amount that is less than its stated redemption price at maturity or, in the case of a Discount Note, its adjusted issue price, will have "market discount" equal to such difference, which generally will be taxable as ordinary income upon disposition of such Note (unless such difference is less than a specified de minimis amount). A Discount Note purchased for an amount that is greater than its adjusted issue price, but less than or equal to the sum of all amounts payable on the Note after the purchase date (other than qualified stated interest), will have "acquisition premium" equal to such excess, which reduces the OID with respect to such Note for any taxable year by a certain fraction.

  AMORTIZABLE BOND PREMIUM

     A Note purchased for an amount greater than its stated redemption price at maturity will have "amortizable bond premium" equal to such excess, which a U.S. Holder may elect to amortize, using a constant yield method. However, if the Note may be optionally redeemed at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the Note.

  SALE, EXCHANGE OR RETIREMENT OF THE NOTES

     Upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized and such holder's adjusted tax basis in the Note, except to the extent attributable to accrued interest or market discount. A U.S. Holder's adjusted tax basis in a Note generally will equal the cost of the Note to such holder, increased by the amounts of any market discount, OID and de minimis OID previously included in income by the holder with respect to such Note and reduced by any amortized bond premium and any principal payments received by the U.S. Holder and, in the case of a Discount Note, by the amounts of any other payments that do not constitute qualified stated interest.

  FOREIGN CURRENCY NOTES

     The following discussion summarizes the principal United States federal income tax consequences to a U.S. Holder of the ownership and disposition of certain Notes (other than Indexed Notes, Currency Indexed Notes and Dual Currency Notes) that are denominated in a Specified Currency other than the U.S. dollar or the payments of interest or principal on which are payable in one or more currencies or currency units other than the U.S. dollar (a "Foreign Currency Note"). Such Foreign Currency Notes also may be subject to the rules discussed above regarding original issue discount, market discount, acquisition premium, etc.

  PAYMENTS OF INTEREST ON FOREIGN CURRENCY NOTES

     Cash Method. A U.S. Holder who uses the cash method of accounting for federal income tax purposes and who receives a payment of qualified stated interest on a Foreign Currency Note will be required to include in income the U.S. dollar value of the foreign currency payment (determined at the spot rate on the date such payment is received or paid) regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the U.S. Holder's tax basis in such foreign currency. No exchange gain or loss will be recognized with respect to the receipt of such payment.

     Accrual Method. A U.S. Holder who uses the accrual method of accounting for federal income tax purposes, or who otherwise is required to accrue interest prior to receipt (e.g., under the OID rules), will be required to include in income the U.S. dollar value of the amount of interest income (including OID (as adjusted for acquisition premium, if any) or market discount and reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a Foreign Currency Note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. A U.S. Holder will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received equal to the difference, if any, between the U.S. dollar value of the foreign currency received (determined on the date payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

     Rules similar to those described above apply in the case of OID, market discount and amortizable bond premium.

SALE, EXCHANGE OR RETIREMENT OF FOREIGN CURRENCY NOTES

     A U.S. Holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a Foreign Currency Note equal to the U.S. dollar value of such foreign currency, determined at the time of such sale, exchange or retirement. Any gain or loss realized by a U.S. Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase Foreign Currency Notes) will be ordinary income or loss.

     A U.S. Holder's tax basis in, and amount realized on the sale of, a Foreign Currency Note, and the amount of any subsequent adjustment to the holder's tax basis, will be the U.S. dollar value of the foreign currency amount paid for such Foreign Currency Note, or of the foreign currency amount of the adjustment, determined on the date of such purchase or adjustment.

     Gain or loss realized upon the sale, exchange or retirement of a Foreign Currency Note will be ordinary income or loss to the extent it is attributable to fluctuations in currency exchange rates.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Under current federal income tax law, information reporting and a 31% backup withholding tax are required with respect to certain interest and principal payments made to, and the proceeds of sales before maturity by, certain holders (other than corporations) if such persons fail to supply taxpayer identification numbers and other information. Amounts withheld under the backup withholding rules would be allowed as a refund or a credit against the U.S. Holder's federal income tax provided that the required information is furnished to the Internal Revenue Service (the "Service").

NON-U.S. HOLDERS

     A non-U.S. Holder will generally not be subject to U.S. federal income taxes, including withholding taxes, on payments of principal, premium, if any, or interest (including OID, if any) on a Note or coupon, or any gain arising from the sale or disposition of a Note or coupon, provided that (i) any such income is not effectively connected with the conduct of a trade or business within the U.S., (ii) such non-U.S. Holder is not a person who owns (directly or by attribution) ten percent or more of the total combined voting power of all classes of stock of the Company, (iii) with respect to any gain, such non-U.S. Holder (if an individual) is not present in the U.S. 183 days or more during the taxable year of the disposition and does not have a "tax home" (as defined in section 911(d)(3) of the Code) in the U.S. and (iv) required certification of the non-U.S. status of the beneficial owner is provided to the Company or its agents.

     The 31% "backup" withholding and information reporting requirements will generally not apply to payments by the Company or its agents of principal, premium, if any, and interest on a Note, and to proceeds of the sale or redemption of a Note before maturity, with respect to a non-U.S. Holder that provides the Company or its agent with the certification of non-U.S. status.

     Non-U.S. Holders of Notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a non-U.S. Holder under the backup withholding rules will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the Service.

                              PLAN OF DISTRIBUTION

     The Notes are being offered on a continuing basis by the Company through Smith Barney Inc., as agent (the "Agent"), which has agreed to use its reasonable best efforts to solicit purchases of the Notes. The Company also may sell Notes to the Agent, as principal. Unless otherwise indicated in the applicable Pricing Supplement, a Note sold to the Agent as principal will be purchased by the Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a note of identical maturity. Such Notes may be resold to investors and other purchasers from time to time at market prices prevailing at the time of sale, at prices related to such prevailing prices, at a fixed price or prices, which may be changed, or at negotiated prices. The Agent may sell Notes that it has purchased as principal to other dealers and such Notes may be sold at a discount which, unless otherwise specified in the applicable Pricing Supplement, will not exceed the discount to be received by the Agent from the Company. The Company reserves the right to sell Notes directly on its own behalf, by itself or through an affiliate, in those jurisdictions where authorized to do so. Notes also may be offered through other agents, which offerings will be on substantially the same terms and conditions as those described above for offerings through the Agent. In such case, the names of the other agents and any terms of such agency which differ from those described herein will be set forth in a Pricing Supplement. The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. The Agent will have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes through it in whole or in part. The Company will pay the Agent a commission in the form of a discount ranging from 0.125% to 0.750% of the principal amount of Notes sold through the Agent depending upon Note maturity. No commission will be payable on any sales made directly by the Company.

     Payment of the purchase price of the Notes will be required to be made in immediately available funds in New York City on the date of settlement.

     The Agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to indemnify the Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to the payments the Agent may be required to make in respect thereof, and will reimburse the Agent for certain legal and other expenses incurred by it in connection with the offer and sale of the Notes.

     The Agent has advised the Company that it may make a market in the Notes as permitted by applicable laws and regulations; however, the Agent is not obligated to do so. There can be no assurance that there will be a secondary market for the Notes.

     Concurrently with the offering of Notes through the Agent as described herein, the Company may issue other Securities pursuant to the Indenture referred to in the Prospectus.

     The Agent is an affiliate of the Company. The offering of the Notes will comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding a NASD member firm's underwriting securities of an affiliate.

                                 LEGAL OPINIONS

     The validity of the Notes offered hereby will be passed upon for the Company by A. George Saks, as counsel for the Company, 388 Greenwich Street, New York, NY 10013 and for the Agent by Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, NY 10022. Mr. Saks, Executive Vice President and General Counsel of the Company, beneficially owns, or has rights to acquire under Travelers Group Inc. employee benefit plans, an aggregate of less than 1% of the common stock of Travelers Group Inc. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time acted as counsel for Travelers Group Inc. and certain of its subsidiaries and may do so in the future. Mr. Kenneth J. Bialkin, a partner in that firm, is a director of Travelers Group Inc., and he and other attorneys in such firm beneficially own an aggregate of less than 1% of the common stock of Travelers Group Inc.

                                    EXPERTS

     The consolidated financial statements and schedules of the Company as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of Coopers & Lybrand L.L.P., independent auditors, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

                           SMITH BARNEY HOLDINGS INC.

                                DEBT SECURITIES

                               ------------------

     Smith Barney Holdings Inc. (the "Company") may offer from time to time its debt securities (the "Securities") at an aggregate initial offering price not expected to exceed $750,000,000 (or the equivalent in foreign denominated currencies or composite currencies, based on the applicable exchange rate at the time of offering), on terms to be determined by the Company at the time of sale. When a particular series of Securities is offered (the "Offered Securities"), a supplement to this Prospectus (the "Prospectus Supplement") will be delivered with this Prospectus setting forth with respect to such series: the specific designation, aggregate principal amount, maturity, purchase price, denominations, currency, rate (which may be fixed or variable) and time of payment of any interest, any sinking fund, any terms of redemption at the option of the Company or the holder, any listing on a securities exchange and any other variable terms.

                               ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                               ------------------

     The Offered Securities sold by the Company will be sold directly, or through agents designated from time to time, or through underwriters or dealers, which may be a group of underwriters represented by one or more firms. If any agents of the Company or any underwriters are involved in the sale by the Company of Offered Securities, the names of such agents or underwriters and any applicable fee, commission, purchase price or discount arrangements with them will be set forth, or will be calculable from the information set forth, in the Prospectus Supplement. The net proceeds to the Company from such sale will be set forth in the Prospectus Supplement. The Company may also sell Offered Securities directly to investors on its own behalf. This Prospectus, together with an appropriate Prospectus Supplement, may also be used by Smith Barney Inc. ("Smith Barney"), a subsidiary of the Company, in connection with offers and sales of the Offered Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Smith Barney may act as principal or agent in such transactions.

July 17, 1997

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR SMITH BARNEY. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH THE PROSPECTUS SUPPLEMENT RELATES, OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY OR ITS SUBSIDIARIES SINCE THE DATE HEREOF.

                               ------------------

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at: Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission. Certain of the Company's debt securities are listed on the New York Stock Exchange, Inc. (the "NYSE") and such reports and other information can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.
                               ------------------

     The Company has filed with the Commission Registration Statements on Form S-3 under the Securities Act of 1933, as amended (the "Act"), with respect to the Securities. For further information with respect to the Company and the Securities, reference is made to the Registration Statements and exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Company's Registration Statements, each such statement being qualified in all respects by such reference.
                               ------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING BY ENTERING STABILIZING BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS OR IMPOSING PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company incorporates by reference the following documents heretofore filed with the Commission pursuant to the Exchange Act:

          1. Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1996.

          2. Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended March 31, 1997.

          3. Current Reports of the Company on Form 8-K dated January 21, 1997, March 6, 1997, March 6, 1997, March 10, 1997, May 14, 1997, July 9,
             1997 and July 15, 1997.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the later of (i) the termination of the offering of Offered Securities hereby and (ii) the date on which Smith Barney ceases offering and selling Offered Securities pursuant to this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in an accompanying Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in the Registration Statements of which this Prospectus forms a part other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to Smith Barney Holdings Inc., 388 Greenwich Street, New York, New York 10013;
Attention: Treasurer; telephone (212) 816-6000.

                                  THE COMPANY

     The Company provides investment banking, asset management, brokerage and other financial services through its wholly owned subsidiaries. Its principal operating subsidiary is Smith Barney, an investment banking, securities trading and brokerage firm that traces its origins back to 1873. As of March 31, 1997, the Company employs approximately 10,500 financial consultants operating out of approximately 443 branch offices.

     The Company is an investment banking and securities trading and brokerage firm serving United States and foreign corporations, governments and institutional and individual investors. Its business includes securities, options and commodities brokerage for domestic and international institutional and individual clients; underwriting and distribution of securities; arranging for the private placement of securities; assisting in mergers and acquisitions and providing financial advisory services; market making and trading in corporate debt and equity, United States government and agency, mortgage-related and municipal securities and foreign exchange, futures and forward contracts; consumer financing activities; securities lending activities; investment management and advisory services; securities research, and other related activities.

     The Company's investment banking services include the underwriting of debt and equity issues for United States and foreign corporations and for state, local and other governmental and government sponsored authorities. Frequently, the Company acts as managing underwriter in corporate and public securities offerings. The Company also acts as a private placement agent for various clients and as such helps to place securities for clients with large institutions and other qualified investors. The Company also provides financial advice to investment banking clients on a wide variety of transactions including mergers and acquisitions, exchanges of securities and corporate restructurings.

     The Company provides discretionary and non-discretionary asset management and consulting services to a wide array of mutual funds and institutional and individual investors, with respect to domestic and foreign equity and debt securities, municipal bonds, money market instruments, and related options and futures contracts. The Company typically receives ongoing fees from its asset management and consulting clients, generally stated as a percentage of the client's assets with respect to which the Company's services are rendered. At March 31, 1997, such client assets in the aggregate exceeded $115 billion.

     The Company is a wholly owned subsidiary of Travelers Group Inc. ("Travelers Group"), a financial services holding company engaged, through its subsidiaries, principally in four business segments: (i) Investment Services (through the Company); (ii) Consumer Finance Services; (iii) Property & Casualty Insurance Services; and (iv) Life Insurance Services. The periodic reports of Travelers Group provide additional business and financial information concerning that company and its consolidated subsidiaries.

     The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013, telephone (212) 816-6000. The Company was incorporated in Delaware in 1989.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                             THREE
                                            MONTHS
                                             ENDED               YEAR ENDED DECEMBER 31,
                                           MARCH 31,     ----------------------------------------
                                             1997        1996     1995     1994     1993     1992
                                           ---------     ----     ----     ----     ----     ----
    Ratio of earnings to fixed charges...     1.87       1.93     1.71     1.81     2.68     2.06

---------------

     The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. For the purpose of this ratio, fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.

                                USE OF PROCEEDS

     Unless otherwise indicated in an accompanying Prospectus Supplement with respect to the proceeds from the sale of any particular Offered Securities, the Company intends to apply the net proceeds from the sale of Offered Securities for general corporate purposes, which may include capital contributions to subsidiaries of the Company and/or the reduction or refinancing of borrowings of the Company or its subsidiaries. In order to fund its investment brokerage business, the Company expects to incur additional indebtedness in the future.

                           DESCRIPTION OF SECURITIES

     The following description of the terms of the Securities sets forth certain general terms and provisions of the Securities to which any Prospectus Supplement may relate. The particular terms of the Securities offered by any Prospectus Supplement (the "Offered Securities") and the extent, if any, to which such general provisions may apply to the Securities so offered will be described in the Prospectus Supplement relating to such Securities.

     The Securities will be issued under an indenture, between the Company and a trustee, that has been or will be filed as an exhibit to or incorporated by reference in the Registration Statements of which this Prospectus forms a part. Unless otherwise indicated in an accompanying Prospectus Supplement, the Securities will be issued under an Indenture dated as of May 15, 1993, between the Company and Citibank, N.A., as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of September 1, 1993, between the Company and the Trustee and the Second Supplemental Indenture dated as of December 12, 1996, between the Company and the Trustee (the indenture as so supplemented is hereinafter referred to as the "Indenture"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture, a copy of which has been incorporated by reference or filed as an exhibit to the Registration Statements of which this Prospectus forms a part. Capitalized terms used and not otherwise defined in this section shall have the meanings assigned to them in the Indenture. Parenthetical section references refer to sections of the Indenture.

GENERAL

     The Securities will be unsecured general obligations of the Company. As a holding company, the Company's sources of funds are derived principally from advances and dividends from subsidiaries, certain of which are subject to regulatory considerations, and from sales of assets and investments. The Indenture provides that the Securities and other unsecured debt securities of the Company, without limitation as to aggregate principal amount, may be issued in one or more series, and a single series may be issued at various times, with different maturity dates and different interest rates, in each case as authorized from time to time by the Company. One or more series of the Securities may be issued with the same or various maturities at par or at a discount.

     Reference is made to the Prospectus Supplement relating to a particular series of Securities for the following terms, where applicable, of the Offered
Securities:

          (1) the designation of the Offered Securities;

          (2) any limit on the aggregate principal amount of the Offered Securities and, if applicable, the method for determining the amount of principal payable at maturity;

          (3) the date or dates on which the principal of, and premium, if any, on the Offered Securities shall be payable, or the method by which such date or dates shall be determined;

          (4) the rate or rates (which may be fixed or variable) at which the Offered Securities shall bear interest, if any, the date or dates from which any such interest shall accrue, or the method by which such rate or rates shall be determined, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date;

          (5) the place or places where the principal of, premium, if any, and interest on the Offered Securities shall be payable;

          (6) if applicable, the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the Offered Securities may be redeemed, in whole or in part, at the option of the Company;

          (7) the obligation, if any, of the Company to redeem or purchase the Offered Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (8) any special provisions relating to the issuance of any Bearer Securities of any series;

          (9) if other than Dollars, the currency of denomination of the Offered Securities, and the currency or currencies in which payment of the principal of, premium, if any, and interest on the Offered Securities will be made;

          (10) any deletions from, modifications of or additions to the Events of Default or covenants of the Company set forth in the Indenture pertaining to the Offered Securities;

          (11) the form of the Offered Securities and Coupons, if any, and if the Offered Securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

          (12) whether the Offered Securities shall be issued in whole or in part in global form, including Book-Entry Securities, and the Depositary for such Global Securities; and

          (13) any other terms of the Offered Securities not inconsistent with the provisions of the Indenture (SECTION 301).

     Under the Indenture, the Company may authorize the issuance and provide the terms of a series of Securities pursuant to a supplemental indenture or pursuant to a resolution of its Board of Directors, any duly authorized committee of the Board or any committee of officers or other representatives of the Company duly authorized by the Board of Directors for such purpose. The provisions of the Indenture provide the Company with the ability, in addition to the ability to issue Securities with terms different from those of Securities previously issued, to "reopen" a previous issue of a series of Securities and to issue additional Securities of such series.

     The Securities will be issuable as Registered Securities, as Bearer Securities or both. Securities of a series may be issuable in the form of one or more Global Securities, as described below under "Global Securities." Unless otherwise provided in the Prospectus Supplement accompanying this Prospectus, Registered Securities denominated in United States dollars will be issued only in denominations of $1,000 or any integral multiple thereof, and Bearer Securities denominated in United States dollars will be issued only in denominations of $5,000 or any integral multiple thereof (SECTION 302). The Prospectus Supplement relating to Offered Securities denominated in a foreign or composite currency will specify the denomination thereof (SECTION 302).

DENOMINATIONS, REGISTRATION AND TRANSFER

     At the option of the Holder upon request confirmed in writing, and subject to the terms of the Indenture, Bearer Securities (with all unmatured Coupons, except as provided below) of any series will be exchangeable into an equal aggregate principal amount of Registered Securities or Bearer Securities of the same series (with the same interest rate and maturity date), and Registered Securities of any series will be exchangeable into an equal aggregate principal amount of Registered Securities of the same series (with the same interest rate and maturity date), of different authorized denominations. If a Holder surrenders Bearer Securities in exchange for Registered Securities between a Regular Record Date or, in certain circumstances, a Special Record Date, and the relevant Interest Payment Date, such Holder will not be required to surrender the Coupon relating to such interest payment date. Registered Securities may not be exchanged for Bearer Securities (SECTION 305).

     Securities may be presented for exchange, and Registered Securities (other than a Global Security) may be presented for registration of transfer, at the office of any transfer agent or at the office of the Security Registrar. No service charge will be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. All Registered Securities presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to the Company and the Security Registrar duly executed by, the Holder or his attorney duly authorized in writing (SECTION 305). Bearer Securities will be transferable by delivery.

     Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount thereof. If the Offered Securities are Original Issue Discount Securities, the special Federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto. As defined in the Indenture, "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof upon the occurrence of an Event of Default and the continuation thereof (SECTIONS 101 AND 502).

PAYMENT AND PAYING AGENTS

     Payment of principal of and premium, if any, on Registered Securities (other than a Global Security) will be made in the designated currency against surrender of such Securities at the principal corporate trust office of the Trustee in The City of New York. Unless otherwise indicated in the Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Security is registered at the close of business on the Regular Record Date for such interest. Unless otherwise indicated in the Prospectus Supplement, payments of such interest will be made at the principal corporate trust office of the Trustee in The City of New York, or by a check mailed to the Holder at such Holder's registered address (SECTIONS 307 AND 901).

     Payment of principal of and premium, if any, and interest on Bearer Securities will be payable in the currency and in the manner designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Company may appoint from time to time.

The paying agents outside the United States initially appointed by the Company for a series of Securities will be named in the Prospectus Supplement. The Company may terminate the appointment of any of the paying agents from time to time, except that the Company will maintain at least one paying agent in The City of New York for payments with respect to Registered Securities and such other paying agents as shall be required (SECTION 902).

     All moneys paid by the Company to a paying agent for the payment of principal of or premium, if any, or interest on any Security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company together with interest accrued thereon, if any, and the Holder of such Security or any Coupon appertaining thereto will thereafter look only to the Company for payment thereof (SECTION 903).

GLOBAL SECURITIES

     The Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depository identified in the Prospectus Supplement relating to such series (SECTION 301 AND 303).

     The specific terms of the depository arrangement with respect to a series of Offered Securities will be described in the Prospectus Supplement relating to such series. Unless otherwise indicated in any accompanying Prospectus Supplement, the following provisions will apply to any depository arrangements.

     Global Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC or its nominee. Except as set forth below or in an accompanying Prospectus Supplement, Global Securities may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

     DTC has advised the Company that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. (the "NASD"). Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its Participants are on file with the Commission.

     Upon the issuance by the Company of a Global Security, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the Securities represented by such Global Security to the accounts of participants. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in Global Securities will be shown on, and the transfer of such interests will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) or by participants or persons that may hold interests through participants (with respect to beneficial interests of beneficial ownership). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in Global Securities.

     So long as DTC or its nominee is the registered owner of the Global Securities, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Global Securities for all purposes under the Indenture. Except as provided in an accompanying Prospectus Supplement, owners of beneficial interests in Global Securities will not be entitled to have Securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of such Securities in certificated form and will not be considered the owners or holders thereof under the Indenture.

COVENANTS

     Limitations on Liens. The Company has agreed that it will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any Indebtedness if such Indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock of any Significant Subsidiary, whether such Voting Stock is now owned or is hereafter acquired, without providing that each series of Securities issued under the Indenture (together with, if the Company shall so determine, any other indebtedness or obligations of the Company or any Subsidiary ranking equally with such Securities and then existing or thereafter created) shall be secured equally and ratably with such Indebtedness. The foregoing limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary (SECTION 905).

     Limitations on Mergers and Sales of Assets. The Company may not consolidate or merge with or into any other corporation or sell, lease, transfer or otherwise dispose of all or substantially all its assets to another Person unless (a) the successor Person (if other than the Company) is organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and assumes payment of the principal of and interest on the Securities and the performance and the observance of the Indenture and (b) such successor Person (or the Company) shall not, immediately after such merger or consolidation, be in default in the performance of any covenant or condition of the Indenture (SECTION 701).

     Limitation on Indebtedness of a Subsidiary. As of September 1, 1993, the First Supplemental Indenture, among other things, added a covenant of the Company to the effect that for so long as any Securities are Outstanding, the Company will not permit Smith Barney (Delaware) Inc. (formerly Smith Barney Inc.), one of its Subsidiaries, to incur or suffer to exist any Indebtedness (SECTION 908).

     Certain Definitions. The term "Indebtedness" means any and all obligations of a corporation for money borrowed which in accordance with generally accepted accounting principles would be reflected on the balance sheet of such corporation as a liability on the date as of which Indebtedness is to be determined. The term "Significant Subsidiary" means a Subsidiary, including its Subsidiaries, which meets any of the following conditions: (a) the Company's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; (b) the Company's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or (c) the Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year. The term "Subsidiary" means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. The term "Voting Stock" means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, provided that, for the purposes of such definition, capital stock which carries only the right to vote conditioned on the happening of an event shall not be considered voting stock whether or not such event shall have happened (SECTIONS 101 AND 905).

     The use of the term "all or substantially all" in Indenture provisions such as the covenant regarding the limitations on mergers and sales of assets has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. Accordingly, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a person, which uncertainty should be considered by prospective purchasers of Offered Securities.

MODIFICATION AND WAIVER OF THE INDENTURE

     Modifications and amendments to the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the stated maturity date of the principal of, or any installment of principal of or interest on, any Security issued under the Indenture, (b) reduce the principal amount of, or the premium, if any, or interest, if any, on, any Security, (c) reduce the amount of principal of any Original Issue Discount Security payable upon acceleration of the Maturity thereof, (d) change the coin or currency in which any Securities or premium, if any, or interest, if any, thereon is payable, or (e) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults (SECTION
802).

     Modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of any Holder to evidence a successor to the Company, to add to the Company's covenants or Events of Default, to permit or facilitate Securities to be issued by book-entry or in bearer form or relating to the place of payment thereof, to provide for a successor trustee, to establish forms or terms of Securities, to change or eliminate any provision not adversely affecting any interests of Holders of Outstanding Securities in any material respect or to cure any ambiguity or inconsistency (SECTION 801).

     The Holders of a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture (SECTION 906). The Holders of a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all Securities of that series waive any past default under the Indenture with respect to Securities of that series, except a default in the payment of the principal of, or premium, if any, or interest, if any, on, any Security of that series or in respect of any provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected (SECTION 511).

EVENTS OF DEFAULT

     The following are Events of Default under the Indenture with respect to Securities of any series: (a) failure to pay principal of or premium, if any, on any Security of that series at its Maturity; (b) failure to pay any interest on any Security of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Security of that series; (d) any other defaults in the performance, or breach, of any covenant of the Company in the Indenture, continued for 60 days after written notice of such default or breach from the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities of that series; (e) the occurrence of a default in payment of any debt that results from borrowings in excess of $50,000,000 or any interest thereon, for a period longer than the specified period of grace, which default shall have resulted in acceleration of the maturity of such debt without such acceleration having been rescinded after due notice in writing to the Company of such default by the Trustee or by such notice to the Company and the Trustee by Holders of at least 10% of the principal amount of the Outstanding Securities of that series; (f) certain events of bankruptcy, insolvency or reorganization; and (g) any other Event of Default provided with respect to Securities of that series (SECTION 501).

     In accordance with applicable provisions of the Trust Indenture Act of 1939, as amended (the "TIA"), the Trustee is required to give the Holders notice of all defaults known to the Trustee within 90 days after the occurrence thereof, in the manner and to the extent provided by the TIA. The TIA further provides that except in the case of default in the payment of the principal of or interest on any indenture security, or in the payment of any sinking fund or purchase fund installment, the Trustee shall not be required to give such notice if it determines that withholding the notice is in the interests of the indenture security holders.

     If an Event of Default with respect to Outstanding Securities of any series shall occur and be continuing, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration (SECTION 502). For information as to waiver of defaults, see "Modification of the Indenture," above. Reference is made to the Prospectus Supplement relating to each series of Offered Securities that are Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

     The Indenture provides that, subject to the provisions of the TIA, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity (Section
601). Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series (SECTION 510).

     The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance (SECTION 907).

DEFEASANCE

     The Indenture provides that, if specified with respect to the Securities of a particular series, the Company (a) shall be discharged from its obligations in respect of the Securities of such series ("defeasance and discharge"), or (b) may cease to comply with the restrictive covenants ("covenant defeasance") in Article Seven (Consolidation, Merger or Sale), Section 905 (Limitations on Liens) and Section 908 (Limitation on Indebtedness of Smith Barney (Delaware) Inc. (formerly Smith Barney Inc.)), and any such omission shall not be an Event of Default with respect to the Securities of such series, in each case at any time prior to the Stated Maturity or redemption thereof, when the Company has irrevocably deposited with the Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Securities are denominated to pay the principal of (and premium, if any), and interest to Stated Maturity (or redemption) on, the Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the Securities are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest to Stated Maturity (or redemption) on, the Securities of such series. Such defeasance and discharge and covenant defeasance are conditioned upon the Company's delivery of an opinion of counsel that the Holders of the Securities of such series will have no federal income tax consequences as a result of such deposit, and will be taxed in the same manner as if no defeasance and discharge or covenant defeasance, as the case may be, had occurred. Upon such defeasance and discharge, the Holders of the Securities of such series shall no longer be entitled to the benefits of the Indenture, except for the purposes of registration of transfer and exchange of the Securities of such series and replacement of lost, stolen or mutilated Securities and shall look only to such deposited funds or obligations for payment (SECTION 403).

CONCERNING THE TRUSTEE

     Citibank, N.A. is the Trustee under the Indenture. The Company and its affiliates have and may from time to time in the future have banking relationships with the Trustee in the ordinary course of business.

                              PLAN OF DISTRIBUTION

     The Company may offer the Securities in any of the following ways: (i) through underwriters or dealers; (ii) directly; (iii) through agents; or (iv) through a combination of any such methods of sale. The Prospectus Supplement with respect to an offering of Offered Securities will set forth the terms of such offering, including the name or names of any underwriters, the purchase price of the Offered Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Offered Securities may be listed.

     If underwriters are used in an offering of Securities, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such Offered Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     In connection with underwritten offerings of the Securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at levels above those which might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when Securities originally sold by the syndicate member are purchased in syndicate covering transactions. Such transactions may be effected in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.

     Offered Securities also may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and the terms of any such agency (including any commissions payable by the Company to such agent) will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     As one of the means of direct issuance of Offered Securities, the Company may utilize the services of an entity through which it may conduct an electronic "dutch auction" or similar offering of the Offered Securities among potential purchasers who are eligible to participate in the auction or offering of such Offered Securities, if so described in the applicable Prospectus Supplement.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     The anticipated date of delivery of Offered Securities will be as set forth in the Prospectus Supplement relating to the offering of such Securities.

     This Prospectus together with an applicable Prospectus Supplement may also be used by Smith Barney, a subsidiary of the Company, in connection with offers and sales of the Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Smith Barney may act as principal or agent in such transactions. Smith Barney has no obligation to make a market in any of the Securities and may discontinue any market-making activities at any time without notice, at its sole discretion. The Securities issued hereunder will be new issues of securities with no established trading market, and no assurance can be made as to the existence or liquidity of a trading market for such Securities.

     Smith Barney, a member of the NASD and an affiliate of the Company, may participate in distributions of the Offered Securities. Accordingly, the offerings of Offered Securities will conform with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding a NASD member firm's underwriting of securities of an affiliate.

     Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Act. Underwriters, dealers and agents may engage in transactions with, or perform services for, the Company and affiliates of the Company.

                                 ERISA MATTERS

     By virtue of the Company's affiliation with certain of its subsidiaries and certain subsidiaries of Travelers Group, including insurance company subsidiaries and Smith Barney, that provide services to many employee benefit plans, including investment advisory and asset management activities, the Company, Travelers Group and any direct or indirect subsidiary of either of them may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986 (the "Code"), with respect to many employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Code may result if the Securities are acquired by an employee benefit plan with respect to which the Company, Travelers Group or any direct or indirect subsidiary of either is a party in interest, unless such Securities are acquired pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to acquire the Securities should consult with its legal counsel.

                                 LEGAL MATTERS

     The validity of the Offered Securities will be passed upon for the Company by A. George Saks, Esq., General Counsel of the Company, Smith Barney Holdings Inc., 388 Greenwich Street, New York, New York 10013, or by counsel to be identified in the Prospectus Supplement. Mr. Saks, Executive Vice President, General Counsel and Secretary of Smith Barney, beneficially owns, or has rights to acquire under Travelers Group's employee benefit plans, an aggregate of less than 1% of Travelers Group Common Stock.

     The validity of the Offered Securities will be passed upon for the underwriters or agents by counsel to be identified in the Prospectus Supplement.

                                    EXPERTS

     The consolidated financial statements and financial statement schedules of the Company as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of Coopers & Lybrand L.L.P., independent auditors, and upon the authority of said firm as experts in accounting and auditing.

======================================================

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION, OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN OR THEREIN, IN CONNECTION WITH THE OFFERING CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE AGENT. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THOSE TO WHICH IT RELATES IN ANY STATE TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED IN EITHER IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        -----
PROSPECTUS SUPPLEMENT

Ratio of Earnings to Fixed Charges....    S-3
Description of Notes..................    S-3
Important Currency Exchange
  Information.........................   S-26
Foreign Currency Risks................   S-27
Certain Federal Tax Consequences......   S-28
Plan of Distribution..................   S-32
Legal Opinions........................   S-32
Experts...............................   S-33

PROSPECTUS

Available Information.................      2
Incorporation of Certain Documents by
  Reference...........................      2
The Company...........................      3
Ratio of Earnings to Fixed Charges....      4
Use of Proceeds.......................      4
Description of Securities.............      4
Plan of Distribution..................     11
ERISA Matters.........................     12
Legal Matters.........................     12
Experts...............................     12

======================================================

======================================================

                                  $500,000,000

                           SMITH BARNEY HOLDINGS INC.

                        MEDIUM-TERM NOTES, THIRD SERIES

                            ------------------------

                             PROSPECTUS SUPPLEMENT
                                 JULY 24, 1997
                             (INCLUDING PROSPECTUS
                              DATED JULY 17, 1997)

                            ------------------------

                               SMITH BARNEY INC.
======================================================